EXHIBIT 2.1

                       MASTER CONTRIBUTION AND COMBINATION
                                    AGREEMENT

                          DATED AS OF JANUARY 30, 1998

                                  BY AND AMONG

                          CASTLE DENTAL CENTERS, INC.,

                            CDC OF CALIFORNIA, INC.,

                        DENTAL CONSULTING SERVICES, LLC,

                  CASTLE DENTAL CENTERS OF CALIFORNIA, L.L.C.,

                          CASTLE WEST HOLDINGS, L.L.C.,

                EACH OF DCS MEMBERS LISTED ON SCHEDULE A HERETO,

                          EACH OF THE HOLDINGS MEMBERS,

                        EACH OF THE CORPORATE B MEMBERS,

                                       AND

                        EACH OF THE CORPORATE C MEMBERS.

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                                TABLE OF CONTENTS

ARTICLE I
       DEFINITIONS...........................................................-3-
       1.1    DEFINITIONS....................................................-3-

ARTICLE II

       THE CASTLE WEST CAPITALIZATION.......................................-12-
       2.1    FORMATION OF CASTLE WEST......................................-12-
       2.2    CONTRIBUTION OF ASSETS........................................-12-
       2.3    EXCLUDED ASSETS...............................................-13-
       2.4    ASSUMPTION OF OBLIGATIONS.....................................-14-
       2.5    NONASSIGNABLE CONTRACTS AND LEASES............................-14-
       2.6    AGENCY RELATIONSHIP...........................................-14-

ARTICLE III

       CLASS A SALE.........................................................-15-
       3.1    SALE OF CLASS A ..............................................-15-
       3.2    DETERMINATION OF AGGREGATE EBIDTA.............................-15-
       3.3    PURCHASE PRICE ADJUSTMENT.....................................-16-
       3.4    ACQUISITION PURCHASE PRICE ADJUSTMENTS........................-16-
       3.5    DETERMINATION OF BURBANK'S EBIDTA.............................-17-
       3.6    BURBANK PRICE ADJUSTMENT......................................-17-
       3.7    ALLOCATION OF CASH AND MARKETABLE SECURITIES..................-18-

ARTICLE IV

       HOLDINGS CAPITALIZATION..............................................-18-
       4.1    FORMATION OF HOLDINGS.........................................-18-
       4.2    DISTRIBUTION OF C INTEREST....................................-18-
       4.3    CONTRIBUTION OF C INTEREST....................................-18-

ARTICLE V

       MEMBERSHIP TRANSFERS.................................................-18-
       5.1    TRANSFERS OF MEMBERSHIP INTERESTS IN DCS......................-18-
       5.2    TRANSFERS OF MEMBERSHIP INTERESTS IN HOLDINGS.................-18-

ARTICLE VI

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       MANAGEMENT AGREEMENT AND INCENTIVE PAYMENT...........................-19-
       6.1    MANAGEMENT AGREEMENT..........................................-19-
       6.2    POST-CLOSING OPERATIONS.......................................-19-
       6.3    INCENTIVE PAYMENT.............................................-19-

ARTICLE VII

       CORPORATE B MEMBERS' OPTION..........................................-21-
       7.1    CORPORATE B MEMBER'S OPTION TO CAUSE B MERGER.................-21-
       7.2    CDC'S OPTION TO CAUSE B MERGER................................-23-

ARTICLE VIII

       CORPORATE C MEMBERS' AND CDC'S OPTIONS...............................-23-
       8.1    CORPORATE C MEMBER'S OPTION TO CAUSE C MERGER. ...............-23-
       8.2.   CDC'S CALL OPTION.............................................-29-

ARTICLE IX

       REPRESENTATIONS AND WARRANTIES OF DCS................................-31-
       9.1    EXISTENCE AND GOOD STANDING...................................-31-
       9.2    AUTHORIZATION AND VALIDITY OF AGREEMENT.......................-32-
       9.3    OWNERSHIP.....................................................-32-
       9.4    CONSENTS AND APPROVALS: NO VIOLATIONS.........................-32-
       9.5    SUBSIDIARIES AND AFFILIATES...................................-32-
       9.6    FINANCIAL STATEMENTS: NO MATERIAL ADVERSE CHANGE..............-33-
       9.7    BOOKS AND RECORDS.............................................-33-
       9.8    TITLE TO PROPERTIES: ENCUMBRANCES: CONDITION..................-33-
       9.9    REAL PROPERTY.................................................-34-
       9.10   LEASES........................................................-34-
       9.11   MATERIAL CONTRACTS............................................-34-
       9.12   PERMITS.......................................................-34-
       9.13   LITIGATION....................................................-35-
       9.14   TAXES.........................................................-35-
       9.15   INSURANCE.....................................................-36-
       9.16   INTELLECTUAL PROPERTIES.......................................-36-
       9.17   COMPLIANCE WITH LAWS..........................................-36-
       9.18   EMPLOYMENT RELATIONS..........................................-37-
       9.19   EMPLOYEE BENEFIT PLANS........................................-37-
       9.20   ENVIRONMENTAL LAWS AND REGULATIONS............................-37-
       9.21   INTERESTS IN CUSTOMERS. SUPPLIERS. ETC........................-37-
       9.22   COMPENSATION OF EMPLOYEES.....................................-38-
       9.23   PAYORS........................................................-38-

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       9.24   ACCOUNTS RECEIVABLE: ACCOUNTS PAYABLE.........................-38-
       9.25   DISCLOSURE....................................................-38-
       9.26   BROKER'S OR FINDER'S FEES.....................................-38-
       9.27   COPIES OF DOCUMENTS...........................................-38-
       9.28   SUBSEQUENT EVENTS.............................................-38-
       9.29   ACCOUNTING CONTROLS...........................................-39-
       9.30   UNAUTHORIZED USE OF FUNDS.....................................-39-

ARTICLE X

       REPRESENTATIONS AND WARRANTIES OF CASTLE AND CDC.....................-39-
       10.1   EXISTENCE AND GOOD STANDING: POWER AND AUTHORITY..............-39-
       10.2   NO VIOLATIONS.................................................-40-
       10.3   CAPITAL STOCK.................................................-40-
       10.4   LITIGATION....................................................-41-
       10.5   COMPLIANCE WITH LAWS..........................................-41-
       10.6   FINANCIAL STATEMENTS..........................................-41-
       10.7   SUBSEQUENT EVENTS.............................................-42-
       10.8   TITLE TO PROPERTY.............................................-42-
       10.9   ACCOUNTING CONTROLS...........................................-42-
       10.10  TAXES.........................................................-42-
       10.11  NO VIOLATION..................................................-42-
       10.12  REGULATORY COMPLIANCE.........................................-43-
       10.13  EMPLOYEE RELATIONS............................................-43-
       10.14  INTELLECTUAL PROPERTY.........................................-43-
       10.15  INSURANCE.....................................................-43-
       10.16  UNAUTHORIZED USE OF FUNDS.....................................-43-
       10.17  BROKER'S OR FINDER'S FEES.....................................-44-

ARTICLE XI

       REPRESENTATIONS AND WARRANTIES OF MEMBERS............................-44-
       11.1   AUTHORIZATION AND VALIDITY OF AGREEMENT.......................-44-
       11.2   MEMBERSHIP INTERESTS..........................................-44-
       11.3   CAPITAL STOCK.................................................-45-
       11.4   STATUS OF CORPORATE B MEMBERS AND CORPORATE C MEMBERS.........-45-
       11.5   MEMBERSHIP INTERESTS FOLLOWING CONTRIBUTION...................-45-
       11.6   CONSENTS AND APPROVALS: NO VIOLATIONS.........................-45-
       11.7   LITIGATION....................................................-46-
       11.8   COMPLIANCE WITH LAWS..........................................-46-
       11.9   INVESTMENT REPRESENTATIONS....................................-46-
       11.10  DISCLOSURE....................................................-47-

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ARTICLE XII

CONDITIONS TO OBLIGATIONS OF DCS AND THE MEMBERS

       12.1   TRUTH OF REPRESENTATIONS AND WARRANTIES.......................-48-
       12.2   PERFORMANCE OF AGREEMENTS.....................................-48-
       12.3   NO LITIGATION THREATENED......................................-48-
       12.4   GOVERNMENTAL APPROVALS........................................-48-
       12.5   PROCEEDINGS...................................................-48-
       12.6   SECRETARY'S AND GOOD STANDING CERTIFICATES....................-49-
       12.7   REGISTRATION RIGHTS AGREEMENT.................................-49-
       12.8   LEGAL OPINION.................................................-49-
       12.9   CONSENTS......................................................-49-
       12.10  EXHIBITS AND SCHEDULES........................................-49-
       12.11  FORMATION OF ENTITIES.........................................-49-
       12.12  SHAREHOLDERS' AGREEMENT.......................................-49-
       12.13  CASTLE BOARD APPROVAL.........................................-49-

ARTICLE XIII

       CONDITIONS TO CASTLE'S AND CDC'S OBLIGATIONS.........................-49-
       13.1   TRUTH OF REPRESENTATIONS AND WARRANTIES.......................-49-
       13.2   PERFORMANCE OF AGREEMENTS.....................................-50-
       13.3   NO LITIGATION THREATENED......................................-50-
       13.4   GOVERNMENTAL APPROVALS........................................-50-
       13.5   CONSENTS......................................................-50-
       13.6   LEGAL OPINION.................................................-50-
       13.7   PROCEEDINGS...................................................-50-
       13.8   DUE DILIGENCE.................................................-50-
       13.9   SECRETARY'S AND GOOD STANDING CERTIFICATES....................-51-
       13.10  SHAREHOLDERS' AGREEMENT.......................................-51-
       13.11  ACQUISITION OF ASSETS OF THE EXISTING PCS.....................-51-
       13.12  NON-COMPETITION AGREEMENT.....................................-51-
       13.13  EXHIBITS AND SCHEDULES........................................-51-
       13.14  FORMATION OF ENTITIES.........................................-51-
       13.15  SUBORDINATION AGREEMENT.......................................-51-

ARTICLE XIV

       COVENANTS OF DCS.....................................................-51-
       14.1   COOPERATION BY DCS AND THE MEMBERS............................-51-
       14.2   CONDUCT OF BUSINESS...........................................-52-
       14.3   EXCLUSIVE DEALING.............................................-52-
       14.4   REVIEW OF THE ASSETS..........................................-52-

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       14.5   ACQUISITION OF ASSETS OF THE EXISTING PCS.....................-52-
       14.6   FORMATION OF ENTITIES.........................................-53-
       14.7   EXHIBITS AND SCHEDULES........................................-53-
       14.8   FURTHER ASSURANCES............................................-53-
       14.9   HOLDINGS LIMITED AGREEMENT....................................-53-

ARTICLE XV

       COVENANTS OF CASTLE AND CDC..........................................-53-
       15.1   COOPERATION BY CASTLE AND CDC.................................-53-
       15.2   BOOKS AND RECORDS; PERSONNEL..................................-54-
       15.3   FORMATION OF ENTITIES.........................................-54-
       15.4   EXHIBITS AND SCHEDULES........................................-54-
       15.5   RESERVATION OF SHARES.........................................-54-
       15.6   FURTHER ASSURANCES............................................-54-

ARTICLE XVI

       TERMINATION..........................................................-55-
       16.1   TERMINATION...................................................-55-
       16.2   EFFECT ON OBLIGATIONS.........................................-55-

ARTICLE XVII

       SURVIVAL AND INDEMNIFICATION.........................................-55-
       17.1   INDEMNIFICATION OF DCS........................................-55-
       17.2   INDEMNIFICATION OF CASTLE AND CDC.............................-56-
       17.3   INDEMNIFICATION OF CASTLE AND CDC.............................-56-
       17.4   LIMITATIONS ON INDEMNIFICATION................................-56-
       17.5   DEMANDS.......................................................-57-
       17.6   RIGHT TO CONTEST AND DEFEND...................................-57-
       17.7   COOPERATION...................................................-58-
       17.8   RIGHT TO PARTICIPATE..........................................-58-
       17.9   PAYMENT OF DAMAGES............................................-58-
       17.10  RIGHT OF SETOFF...............................................-58-
       17.11  SURVIVAL OF REPRESENTATIONS AND WARRANTIES....................-58-

ARTICLE XVIII

       MISCELLANEOUS........................................................-59-
       18.1   ENTIRE AGREEMENT..............................................-59-
       18.2   SUCCESSORS AND ASSIGNS........................................-59-
       18.3   COUNTERPARTS..................................................-59-

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       18.4   HEADINGS......................................................-60-
       18.5   MODIFICATION AND WAIVER.......................................-60-
       18.6   NO THIRD PARTY BENEFICIARY RIGHTS.............................-60-
       18.7   EXPENSES......................................................-60-
       18.8   NOTICE........................................................-60-
       18.9   GOVERNING LAW.................................................-61-
       18.10  CONFIDENTIALITY; PUBLICITY....................................-61-
       18.11  CONSENT TO JURISDICTION.......................................-61-
       18.12  SEVERABILITY..................................................-61-
       18.13  ENFORCEMENT...................................................-62-

SCHEDULES

Schedule A    List of Members
Schedule B    Ownership of DCS and Holdings
Schedule 2.4  Assigned Contracts/Assumed Liabilities
Schedule 9.3  Capitalization
Schedule 9.4  Consents
Schedule 9.5  Subsidiaries and Affiliates
Schedule 9.6  Material Adverse Change/Liabilities
Schedule 9.8  Encumbrances
Schedule 9.9  Real Property
Schedule 9.10 Leased Personal Property
Schedule 9.11 Material Contracts and Proposals
Schedule 9.12 Permits
Schedule 9.13 Litigation
Schedule 9.14 Taxes
Schedule 9.15 Insurance Policies
Schedule 9.16 Intellectual Property
Schedule 9.20 Environmental Matters
Schedule 9.21 Interests in Customers
Schedule 9.22 Employee Compensation
Schedule 9.23 Payors
Schedule 9.24 Accounts Receivable
Schedule 11.2 Options
Schedule 11.6 Consents and Approvals

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EXHIBITS

Exhibit A  Castle West Certificate
Exhibit B  Castle West Limited Agreement
Exhibit C  Notes
Exhibit D  Holdings Certificate
Exhibit E  Holdings Limited Agreement
Exhibit F  B Merger Agreement
Exhibit G  C Merger Agreement
Exhibit H  Letter of Transmittal
Exhibit I  Registration Rights Agreement
Exhibit J  Shareholders' Agreement
Exhibit K  Noncompetition Agreement
Exhibit L  Management Agreement
Exhibit M  Initial Purchase Price Calculation
Exhibit N  Subordination Agreement

                  MASTER CONTRIBUTION AND COMBINATION AGREEMENT

        MASTER CONTRIBUTION AND COMBINATION AGREEMENT dated as of January 30, 1998 by and among Castle Dental Centers, Inc., a Delaware corporation ("Castle"), Dental Consulting Services, LLC, a California limited liability company ("DCS"), Castle Dental Centers of California, L.L.C., a Delaware limited liability company ("Castle West"), each of the current members of DCS listed on Schedule A hereto (the "DCS Members"), and each of the other Persons listed below who are to become parties hereto prior to or at the Closing.

                              W I T N E S S E T H:

        WHEREAS, prior to the Closing, Castle will form CDC of California, Inc., a Delaware corporation as a wholly owned subsidiary of Castle ("CDC"), and cause CDC to enter into and deliver this Agreement; and

        WHEREAS, at or prior to the Closing, each DCS Member will form a wholly owned corporation ("Corporate B Member"), and cause such Corporate B Member to enter into and deliver this Agreement; and

        WHEREAS, at or prior to the Closing, the DCS Members will form Castle West Holdings, L.L.C., a California limited liability company ("Holdings"), and cause Holdings to enter into and deliver this Agreement; and

        WHEREAS, at or prior to the Closing, prior to or concurrently with issuing any membership interests in Holdings to Persons other than DCS Members, the DCS Members shall cause such Persons (collectively referred to herein, along with the DCS Members in their capacity as Members of Holdings, the "Holdings Members") to enter into and deliver this Agreement; and

        WHEREAS, at or prior to the Closing, each Holdings Member will form a wholly owned corporation ("Corporate C Member"), and cause such Corporate C Member to enter into and deliver this Agreement; and

        WHEREAS, at or prior to the Closing, CDC and DCS will form Castle Dental Centers of California, L.L.C., a Delaware limited liability company ("Castle West"), and cause Castle West to enter into and deliver this Agreement; and

        WHEREAS, the DCS Members desire to restructure their ownership interests in DCS; and

        WHEREAS, at the Closing, in exchange for certain membership interests in Castle West, DCS will contribute the Business (as defined below) to Castle West; and

        WHEREAS, after DCS's contribution of the Business, CDC desires to acquire the right to acquire additional membership interests in Castle West from DCS; and

        WHEREAS, CDC desires to grant to the Corporate B Members the right to merge into CDC in exchange for common stock, $.001 par value ("Common Stock") of Castle; and

        WHEREAS, CDC desires to grant to the Corporate C Members the right to merge into CDC in exchange for shares of Common Stock and/or cash, and the Corporate C Members desire to grant to CDC the right to merge all of the Corporate C Members into CDC in exchange for shares of Common Stock and/or cash; and

        WHEREAS, the parties hereto desire to effectuate the foregoing transactions, each in accordance with the terms set forth herein and in the documents referenced herein or contemplated hereby;

        NOW, THEREFORE, to accomplish the foregoing, the parties hereto agree to enter into and deliver this Agreement to facilitate the transactions described below on the terms and conditions herein provided:

        1. Upon the terms and subject to the conditions set forth in this Agreement, Castle West will acquire the Business from DCS in exchange for the Class A Interest, the Class B Interest and the Class C Interest and CDC will acquire the Class D Interest in Castle West (such transactions being collectively referred to as the "Castle West Capitalization").

        2. Immediately following the Castle West Capitalization, CDC will purchase from DCS and DCS will sell to CDC the Class A Interest (the "Class A Sale") in exchange for cash and Notes (as defined below).

        3. Immediately following the Class A Sale, DCS will distribute to the DCS Members the Class C Interest and the DCS Members will then immediately contribute the Class C Interest to Holdings in exchange for membership interests therein (such transactions being collectively referred to as the "Holdings Capitalization").

        4. Immediately following the Holdings Capitalization, each Holdings Member will contribute his or her entire membership interest in Holdings to the Corporate C Member owned by him or her and each DCS Member will contribute his or her entire membership interest in DCS to the Corporate B Member owned by him or her.

        5. Upon the terms and subject to the conditions set forth in this Agreement, the Corporate B Members as a group will be granted the one-time right, beginning at least one year after the consummation of the Closing, to convert their interests in Castle West through a merger of all of the Corporate B Members into CDC in exchange for the issuance of shares of Common Stock of Castle.

        6. Upon the terms and subject to the conditions set forth in this Agreement, (a) each Corporate C Member will be granted the one-time right, beginning at the start of the 25th month after the consummation of the Closing, to convert its interest in Castle West into shares of Common Stock of Castle and/or cash through a merger of its Corporate C Member into CDC and (b) CDC will be granted the one-time right, beginning at the start of the 31st month after the consummation of the Closing, to convert the Corporate C Members interests in Castle West into shares of Common Stock of Castle and/or cash through a merger of the Corporate C Members into CDC.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby approved, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        1.1 DEFINITIONS. As used herein, the following terms have the meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

        "ACCOUNTS RECEIVABLE" all notes and accounts receivable of DCS and the Existing PCs as of the Closing Date.

        "ACCOUNTS PAYABLE" all payables of DCS and the Existing PCs to trade account and other creditors as of the Closing Date.

        "ACQUIRED CLINICS" means each business (or allocated portion thereof) with which Castle West enters into an MSO agreement during the 12-month period following the Closing Date and with respect to which an Acquisition Purchase Price Adjustment is required to be made.

        "ACQUISITION LIMITATION" as defined in Section 3.4 hereof.

        "ACQUISITION PURCHASE PRICE ADJUSTMENT" as defined in Section 3.4 hereof.

        "ADJUSTED AGGREGATE EBITDA" means Aggregate EBITDA plus the Pro Forma MSO Fees of the Acquired Clinics, subject to the limitations contained in
Section 6.2.

        "ADJUSTED PURCHASE PRICE" as defined in Section 3.3 hereof.

        "AFFILIATE" with respect to any Person, any other Person directly or indirectly controlling (including but not limited to the directors and officers of such Person), controlled by, or under direct or indirect common control with such Person.

        "AGGREGATE EBITDA" as defined in Section 3.2 hereof, subject to the limitations contained in Section 6.2.

        "AGREED-UPON PROCEDURES" as defined in Section 3.2 hereof.

        "AGREEMENT" this Master Contribution and Combination Agreement, as amended from time to time as provided herein.

        "ANNUAL GROWTH RATE" means the compounded annual growth rate in Castle West's EBITDA (calculated from January 1, 1999) from a base consisting of the aggregate of (i) DCS's and the Existing PCs' EBITDA for the period from January 1, 1998 until the Closing Date, (ii) Castle West's EBITDA for the period from the Closing Date until December 31, 1998, and (iii) Pro Forma MSO Fees (or other results of operations acquired) for each Acquired Clinic and other acquisition from January 1, 1998 until the date of consummation of such Acquired Clinic or other acquisition; provided, however, that the parties agree that for purposes of this calculation, Burbank's 1998 EBITDA shall be deemed to be $300,000, regardless of its actual results of operations.

        "ASSETS" as defined in Section 2.2 hereof.

        "ASSIGNED CONTRACTS" as defined in Section 2.4 hereof.

        "ASSUMED OBLIGATIONS" as defined in Section 2.4 hereof.

        "B MERGER" as defined in Section 7.1 hereof.

        "B MERGER AGREEMENT" the merger agreement by and among CDC and the Corporate B Members in substantially the form of EXHIBIT F attached hereto and incorporated herein by reference.

        "B MERGER CONSIDERATION" as defined in Section 7.1(b) hereof.

        "B MERGER NOTICE" as defined in Section 7.1(a) hereof.

        "BALANCE SHEET DATE" as defined in Section 9.6 hereof.

        "BOOKS AND RECORDS" all books, records, books of account, files and data (including customer and supplier lists), certificates and other documents related to the conduct of the business or the ownership of the Assets, including personnel records and files, except that the Books and Records shall not include
(a) any books, records, files and other data of DCS or the Existing PCs which relate exclusively to organizational and corporate governance proceedings of DCS or the Existing PCs or (b) any Books and Records which would be included in the Excluded Assets.

        "BURBANK" S.A. Soliemani, DMD, Inc., a California professional corporation d.b.a. Burbank Dental.

        "BURBANK ADJUSTMENT" as defined in Section 3.6 hereof.

        "BURBANK REPORTS" as defined in Section 3.5 hereof.

        "BURBANK'S 1998 EBITDA" will be equal to Burbank's earnings for the 12-month period ending on March 31, 1999, determined in accordance with GAAP adjusted to reverse charges thereto made for interest, federal and state income and franchise taxes, depreciation and amortization, to the extent included in the calculation of earnings.

        "BUSINESS" the practice management of dentistry, including orthodontics and periodontics and all other management and related activities currently conducted by DCS and the Existing PCs.

        "C MERGER" as defined in Section 8.1 hereof.

        "C MERGER AGREEMENT" the merger agreement by and between CDC and each Corporate C Member in substantially the form of EXHIBIT G attached hereto and incorporated herein by reference.

        "C MERGER CONSIDERATION" as defined in Section 8.1(c) hereof.

        "C MERGER NOTICE" as defined in Section 8.1(a) hereof.

        "CALL NOTICE" as defined in Section 8.2(c) hereof.

        "CAPITAL COST RATE" as defined in Section 6.2 hereof

        "CASTLE" as defined in the preamble of this Agreement.

        "CASTLE INDEMNITEES" as defined in Section 17.2 hereof.

        "CASTLE WEST" as defined in the preamble of this Agreement.

        "CASTLE WEST CAPITALIZATION" as defined in the preamble of this Agreement.

        "CASTLE WEST CERTIFICATE" the certificate of formation of Castle West in substantially the form attached hereto as EXHIBIT A and incorporated herein by this reference.

        "CASTLE WEST DEBT" as defined in Section 8.1(c), subject to the limitation contained in Section 6.2.

        "CASTLE WEST LIMITED AGREEMENT" the limited liability company agreement of Castle West in substantially the form attached hereto as EXHIBIT B and incorporated herein by this reference.

        "CDC" as defined in the preamble of this Agreement.

        "CDC APPROVED EXPANSION" as defined in Section 3(b) of the Management Agreement.

        "CDC'S CALL OPTION" as defined in Section 8.2.

        "CEILING AMOUNT" as defined in Section 17.4 hereof.

        "CLAIM" as defined in Section 17.5 hereof.

        "CLASS A SALE" as defined in the preamble of this Agreement.

        "CLASS A INTEREST" the Class A Member Interest in Castle West created by the Castle West Limited Agreement.

        "CLASS B INTEREST" the Class B Member Interest in Castle West created by the Castle West Limited Agreement.

        "CLASS C INTEREST" the Class C Member Interest in Castle West created by the Castle West Limited Agreement.

        "CLASS D INTEREST" the Class D Member Interest in Castle West created by the Castle West Limited Agreement.

        "CLASS III REPURCHASE OBLIGATION" means the amount of any outstanding obligation, if any, of Holdings to the former holder of the Class III Interest in Holdings (as defined in the Holdings Limited Agreement) arising out of the previous exercise of Holding's option to purchase the Class III Interest pursuant to Section 5.5(c) of the Holdings Limited Agreement.

        "CLOSING" as defined in Article XII hereof.

        "CLOSING DATE" as defined in Article XII hereof.

        "CODE" the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code as in effect at the date of this Agreement and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

        "COMMISSION" the Securities and Exchange Commission.

        "COMMON STOCK" the common stock, $.001 par value, of Castle.

        "COMMON STOCK VALUE" shall mean the average closing price per share of the Common Stock on the ten trading days immediately prior to the Closing Date; provided, however, if such average closing price per share is (i) equal to or more than $11.00 but no more than $13.96, the Common Stock Value shall be $12.48, (ii) less than $11.00, the Common Stock Value shall be $11.00, and (iii) more than $13.96, the Common Stock Value shall be $13.96.

        "CORPORATE B MEMBERS" as defined in the preamble of this Agreement.

        "CORPORATE B MEMBERS' MERGER OPTION" as defined in Section 7.1 hereof.

        "CORPORATE C MEMBERS" as defined in the preamble of this Agreement.

        "CORPORATE C MEMBER'S MERGER OPTION" as defined in Section 8.1.

        "DAMAGES" as defined in Section 17.1 hereof.

        "DCS" as defined in the preamble.

        "DCS INDEMNITEES" as defined in Section 17.1 hereof.

        "DCS MEMBERS" as defined in the preamble of this Agreement.

        "EBITDA" as defined in Section 8.1(c), subject to the limitations contained in Section 6.2.

        "EBTDA" as defined in Section 6.3, subject to the limitations contained in Section 6.2.

        "ENCUMBRANCES" liens, security interests, options, rights of first refusal, easements, mortgages, charges, debentures, indentures, deeds of trust, rights-of-way, restrictions, agreements, encroachments, licenses, leases, permits, security agreements, or any other encumbrances and other restrictions or limitations on use of real or personal property or irregularities in title thereto, except as to any restrictions under federal or state securities laws.

        "ENVIRONMENTAL CLAIM" any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violations, investigations or proceedings relating in any way to any Environmental Law (for purposes of this definition, "Claims") or any Permit issued under any such Environmental Law, including without limitation (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, remediation or other actions of damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

        "ENVIRONMENTAL LAW" any federal, state or local statute, law, rule, regulation, ordinance. code, policy or rule of common law now in effect and in each case as amended and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to Hazardous Materials, the environment or health relating to or arising from environmental conditions, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended 42 U.S.C. ss. 9601 ET SEQ.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss. 1801 ET SEQ.; the Resource Conservation and

Recovery Act, as amended, 42 U.S.C. ss. 6901 ET SEQ.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251 ET SEQ.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 ET SEQ.; the Clean Air Act, 42 U.S.C. ss. 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. ss. 3808 ET SEQ,.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 ET SEQ.; and relevant state and local laws.

        "ERISA" the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

        "EXCHANGE ACT" the Securities Exchange Act of 1934, as amended.

        "EXCLUDED ASSETS" as defined in Section 2.3 hereof.

        "EXCLUDED LIABILITIES" as defined in Section 2.4 hereof.

        "EXISTING PCS" means Martin Schechter, DDS, Inc., a California professional corporation d.b.a. Hawthorne Family Dental Group; Martin Schechter, DDS, Inc., a California professional corporation d.b.a. Broadway Dental; Elliot Schlang, DDS, Inc., a California professional corporation d.b.a. South Gate Dental Center; Elliot Schlang, DDS, Inc., a California professional corporation d.b.a. Lincoln Dental Center; and Burbank.

        "FINANCIAL REPORTS" as defined in Section 3.2 hereof.

        "FINANCIAL STATEMENTS" as defined in Section 9.6 hereof.

        "GAAP" generally accepted accounting principles consistently applied.

        "HAZARDOUS MATERIALS" (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas;
(ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import under any applicable Environmental Law; and (iii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority because it is hazardous or toxic.

        "HOLDINGS" as defined in the preamble of this Agreement.

        "HOLDINGS CERTIFICATE" the certificate of formation of Holdings in substantially the form attached hereto as EXHIBIT D and incorporated herein by this reference.

        "HOLDINGS CAPITALIZATION" as defined in the preamble of this Agreement.

        "HOLDINGS INDEBTEDNESS" means, at the time of determination, all outstanding indebtedness of Holdings to any Person, including, without limitation, the Class III Repurchase Obligation. In no event shall CDC, as a Member of Holdings, be deemed to have any interest in or direct or indirect obligation to pay the Holdings Indebtedness.

        "HOLDINGS LIMITED AGREEMENT" the limited liability company agreement of Holdings in substantially the form attached hereto as EXHIBIT E and incorporated herein by this reference.

        "HOLDINGS MEMBERS" as defined in the preamble of this Agreement.

        "HOLDINGS NEW VALUE" as defined in Section 8.1(c) hereof, subject to the limitation contained in Section 6.2.

        "HOLDINGS OLD VALUE" as defined in Section 8.1(c) hereof, subject to the limitation contained in Section 6.2.

        "INCENTIVE PAYMENT" as defined in Section 6.3 hereof, subject to the limitation contained in Section 6.2.

        "INCREMENTAL EBITDA" as defined in Section 8.1(c) hereof, subject to the limitations contained in Section 6.2.

        "INITIAL PURCHASE PRICE" as defined in Section 3.1 hereof.

        "INTELLECTUAL PROPERTY" domestic and foreign patents, patent applications, registered and unregistered trademarks, service marks, trade names and logos, registered and unregistered copyrights, computer programs, data bases, trade secrets and proprietary information relating to the conduct of the Business.

        "LETTER OF TRANSMITTAL" means a Letter of Transmittal executed by each stockholder in a Corporate B Member or Corporate C Member, as applicable, in substantially the form attached hereto as EXHIBIT H and incorporated herein by this reference.

        "MANAGEMENT AGREEMENT" means the management agreement between Castle West and Holdings in substantially the form attached hereto as EXHIBIT L and incorporated herein by this reference.

        "MATERIAL ADVERSE EFFECT" material adverse effect on the assets, liabilities, business, condition (financial or otherwise), or results of operations of (i) DCS and the Existing PCs, taken as a whole, or (ii) CDC and Castle, taken as a whole, as appropriate.

        "MEMBERS" the DCS Members, the Holdings Members, the Corporate B Members and the Corporate C Members.

        "NONCOMPETITION AGREEMENT" means a Confidentiality and Noncompetition Agreement between Castle and each DCS Member in substantially the form attached hereto as EXHIBIT K and incorporated herein by this reference.

        "NOTES" means the Subordinated Promissory Notes of Castle in substantially the form attached hereto as EXHIBIT C and incorporated herein by this reference.

        "ORIGINAL REGISTRATION RIGHTS AGREEMENT" as defined in Section 10.2 hereof.

        "PERMITS" as defined in Section 9.12 hereof.

        "PERMITTED ENCUMBRANCES" as defined in Section 9.8 hereof.

        "PERSON" any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or other department or agency thereof or other entity.

        "PLANS" as defined in Section 9.19 hereof.

        "PRE-CLOSING PERIODS" as defined in Section 9.14(a) hereof.

        "PRO FORMA MSO FEES" means, with respect to any Acquired Clinic, the MSO fees (determined based upon actual operating results) that would have been paid to Castle West (over the 12-month period ending prior to the acquisition with respect to which the Acquired Clinic was valued by Castle West and the Acquired Clinic for purposes of Castle West's acquisition thereof) if the MSO agreement with respect to such Acquired Clinic had been in effect at the beginning of such period.

        "PRO RATA SHARE" means, (a) with respect to a DCS Member's or Corporate B Member's interest in the Initial Purchase Price, the Adjusted Purchase Price and each Acquisition Purchase Price Adjustment, such Member's percentage thereof set forth on Schedule A-1, (b) with respect to a DCS Member's or Corporate B Member's interest in the B Merger Consideration, such Member's percentage thereof set forth on Schedule A-2 (subject to adjustment to reflect permitted changes in ownership following the Closing), (c) with respect to a Corporate C Member's or Holdings Member's interest in the Incentive Payment, the Holdings New Value, the Holdings Old Value or the Holdings Indebtedness, such Corporate C Member's or Holdings Member's ownership percentage therein set forth on Schedule A-3 (subject to adjustment to reflect permitted changes in ownership following the Closing), and (d) with respect to a Member's share in the Ceiling Amount, the aggregate of such Member's interest in each of (a), (b) and (c) above divided by the aggregate of all of the Members' interests in (a), (b) and (c) above.

        "PROPERTY" any real property and improvements thereon presently owned, leased, operated or occupied by DCS or the Existing PCs (other than any of the foregoing included in Excluded Assets).

        "PROFESSIONAL" as defined in Section 9.12 hereof.

        "PROSPECTUS" as defined in Section 11.10 hereof.

        "RECAPITALIZATION TRANSACTION" as defined in Section 7.1(e) hereof.

        "REGISTRATION RIGHTS AGREEMENT" means that Registration Rights Agreement between Castle and each of the Holdings Members and DCS Members in substantially the form attached hereto as EXHIBIT I and incorporated herein by reference.

        "RELEASE" disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air, or otherwise entering into the environment.

        "RETURNS" as defined in Section 9.14(a) hereof.

        "SECURITIES ACT" as defined in Section 11.9 hereof.

        "SHARE LIMITATION" as defined in Section 8.1(c) hereof.

        "SHARE VALUE" as defined in Section 8.1(c) hereof.

        "SHAREHOLDERS' AGREEMENT" means the shareholders agreement to be entered into between Castle West, CDC, DCS, Holdings and each of the Members in substantially the form attached hereto as EXHIBIT J and incorporated herein by this reference.

        "SUBORDINATION AGREEMENT" the subordination agreement by and between NationsBank of Texas, N.A., as agent, on behalf of each of Castle's lenders, Castle and DCS in substantially the form of EXHIBIT N attached hereto and incorporated herein by reference.

        "TAX" any net income, alternative or add-on minimum tax, advance, corporation, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, value added, withholding, payroll, employment, excise, stamp or occupation tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty imposed by any governmental authority with respect thereto, and any liability for such amounts as a result either of being a member of an affiliated group or of a contractual obligation to indemnify any other entity.

        "TERRITORY" as defined in Section 6.2 hereof.

        "WEST VALLEY" Kavanaugh & Schlang, a general partnership d.b.a. West Valley Dental.

                                   ARTICLE II

                         THE CASTLE WEST CAPITALIZATION

        2.1 FORMATION OF CASTLE WEST. Prior to Closing, CDC shall cause the Castle West Certificate to be filed with the Delaware Secretary of State. Immediately following the execution of this Agreement, CDC and DCS shall enter into and deliver the Castle West Limited Agreement which shall provide for the issuance of the Class A Interest, the Class B Interest, the Class C Interest and the Class D Interest. The Class D Interest shall be issued to CDC in exchange for the consideration therefor contemplated by the Castle West Limited Agreement.

        2.2 CONTRIBUTION OF ASSETS. Subject to the terms and conditions of
Article XII, DCS agrees to contribute to Castle West, on the Closing Date as part of the Closing, in exchange for the issuance of the Class A Interest, the Class B Interest and the Class C Interest, the Assets, free and clear of any Encumbrances except Permitted Encumbrances. The contribution of the Assets is intended to be a tax free contribution pursuant to Code Section 721. The term "Assets" shall mean all of the rights, title and interests of DCS in and to the assets used in or relating to the conduct of the Business on the Closing Date (assuming that DCS has acquired the Assets of the Existing PCs immediately prior to the Closing Date), tangible and intangible, real, personal and mixed, wheresoever situated and whether or not specifically referred to herein or in any instrument of conveyance delivered pursuant hereto, other than the Excluded Assets. The Assets shall include but are not limited to the following categories of assets:

               (a) DCS's title to, interest in or rights under the leases of Property described in SCHEDULE 9.9 attached hereto together with all buildings, facilities, fixtures and other leasehold improvements thereon and all easements, rights-of-way, transferable licenses and Permits and other appurtenances thereof;

               (b) plant, machinery, equipment, operating equipment, tools, supplies, inventories, furniture, fixtures, furnishings, vehicles and other fixed assets owned or leased (as to such leasehold interest) by DCS and used or held for use in the conduct of the Business;

               (c) contracts, documents, instruments and general intangibles of DCS, including the name "Dental Consulting Services" and derivatives thereof, and goodwill associated therewith;

               (d) Accounts Receivable as of the Closing Date; provided, however, that DCS shall be entitled to retain (and Castle West shall be required to remit to DCS as soon as practicable) the proceeds of collections after the Closing Date of Accounts Receivable generated on or before December 31, 1997, but only if and to the extent aggregate collections of Accounts Receivable by Castle West during the months of April, May and June, 1998 equal or exceed DCS's aggregate collections of Accounts Receivable during the months of April, May and June, 1997;

               (e) all licenses, Permits, registrations and authorizations, proprietary information, methods, know-how, designs, processes, procedures, goodwill and all rights held by DCS to other Intellectual Property;

               (f)    Books and Records;

               (g) any rights of DCS pertaining to any counterclaims, set-offs or defenses it may have with respect to any Assumed Obligations;

               (h) all prepaid claims, prepaid taxes, prepaid insurance premiums and other prepaid expense items;

               (i) third-party indemnities, policies of insurance, fidelity, surety or similar bonds and the coverages afforded thereby relating to the Business; and

               (j) cash, cash equivalents, deposits, advance payments, securities, letters of credit naming DCS as account party, certificates of deposit, notes, drafts, checks and similar instruments.

        2.3 EXCLUDED ASSETS. The Assets shall not include any of the following (the "Excluded Assets"):

               (a) any license, patient record or other property that must, under applicable law, be owned by an individual licensed to practice dentistry or an entity owned solely by persons licensed to practice dentistry;

               (b) any contract for the employment of an individual licensed to practice dentistry;

               (c) any real property other than leasehold interests of DCS in real property occupied by the Business pursuant to leases described in
        SCHEDULE 9.9;

               (d) undistributed profits of DCS permitted to be distributed hereby at or prior to Closing;

               (e) other than DCS's leasehold interest therein, any plant, machinery, equipment, operating equipment, tools, supplies, inventories, furniture, fixtures, furnishings, vehicles and other fixed assets leased by DCS;

               (f) minute books and governance documents of DCS and the Existing PCS; or

               (g) any and all interests in, benefits from or assets of West Valley, including, without limitation, Elliot Schlang, D.D.S., Inc.'s partnership interest therein (including, without limitation, any economic benefit arising therefrom), Elliot Schlang, D.D.S.'s consulting agreement therewith (including, without limitation, the economic benefits arising therefrom) and any agreement transferring or purporting to transfer, in any way, any interest in any of the foregoing to DCS, any Existing PC or any other Member.

        2.4 ASSUMPTION OF OBLIGATIONS. Upon the contribution of the Assets by DCS, Castle West shall assume and agree to pay, perform and discharge, in a timely manner and in accordance with the terms thereof, only such of the obligations of DCS in respect of (a) the licenses, leases, Permits, contracts, notes and other debts set forth in SCHEDULE 2.4 (the "Assigned Contracts") which are being assigned to Castle West hereunder, (b) Accounts Payable, (c) the long term debt set forth on SCHEDULE 2.4 and (d) other liabilities disclosed in the Financial Statements (including the footnotes thereto) or otherwise arising in the ordinary course of business from the Balance Sheet Date (collectively, "Assumed Obligations"). Notwithstanding anything contained herein to the contrary, Castle West does not assume, and hereby expressly disclaims responsibility for, any obligation or liability of DCS or the Existing PCs ("Excluded Liability") that is (x) not described in (a), (b), (c) or (d) above,
(y) arises out of any Tax imposed upon the Business, DCS, the DCS Members, the Existing PCs or the owners of the Existing PCs, if such liability or obligation relates to any period ending prior to the Closing Date or arises as a result of the consummation of DCS's acquisition of the Assets of the Existing PCs or DCS's contribution of the Assets to Castle West or (z) relates to or arises out of the unusual and non-recurring expenses incurred in connection with the transactions contemplated by this Agreement.

        2.5 NONASSIGNABLE CONTRACTS AND LEASES. In the case of any material Assigned Contracts which are not by their terms assignable or with respect to which a consent to assignment is not obtained by the Closing Date, DCS agrees to use reasonable efforts to obtain, or cause to be obtained, prior to the Closing Date, any written consents necessary to convey to Castle West the benefit thereof. Castle West shall cooperate with DCS, in such manner as may be reasonably requested, in connection therewith, including without limitation, active participation in visits to and meetings, discussions and negotiations with all Persons with the authority to grant or withhold consent. If DCS is unable to obtain such necessary written consents for the remaining term of such Assigned Contract, Castle West shall act as DCS's agent in the performance of, and shall be responsible for, all obligations and liabilities under such Assigned Contract and DCS shall act as Castle West's agent in the receipt of any benefits, rights or interests which inure to DCS under such Assigned Contract.

        2.6 AGENCY RELATIONSHIP. In the event that, following the Closing Date, DCS receives any funds, documents or instruments which constitute or are delivered in respect of Assets transferred to Castle West pursuant to this Agreement, DCS agrees to hold such funds, documents or instruments in trust for Castle West and as Castle West's agent therefor.

                                   ARTICLE III

                                  CLASS A SALE

        3.1 SALE OF CLASS A INTEREST. Contemporaneously with the Castle West Capitalization, CDC agrees to purchase from DCS, and DCS agrees to sell, convey, transfer, assign and deliver, and cause to be sold, conveyed, transferred, assigned and delivered, to CDC against the receipt by DCS of a wire transfer of immediately available funds in the amount of Eleven Million Two Hundred Twenty-Two Thousand Six and No/100 Dollars ($11,222,006) and the delivery of Notes in the original principal amount of Two Million Eight Hundred Five Thousand Five Hundred Two and No/100 Dollars ($2,805,502) (in the aggregate, the "Initial Purchase Price"), 100% of the Class A Interest, free and clear of any Encumbrances.

        3.2 DETERMINATION OF AGGREGATE EBIDTA. On or prior to the 60th day following the Closing Date, DCS's independent public accountants shall prepare an income statement and statement of cash flows for DCS and the Existing PCs for the year ended December 31, 1997, and a balance sheet for DCS and the Existing PCs at December 31, 1997 prepared in a manner consistent with the past practices of DCS (collectively, the "Financial Reports"), and deliver the Financial Reports to CDC's independent public accountants. CDC's independent public accountants shall perform such procedures as shall be agreed upon between CDC and such independent public accountants ("Agreed-Upon Procedures") regarding the Financial Reports (including any corresponding work papers of DCS's independent public accountants) and prepare and deliver a written report with respect to any disagreement CDC's independent public accountants may have with regard to the treatment or amount of any item in the Financial Reports affecting EBITDA within 15 days of receipt thereof. If DCS's independent public accountants and CDC's independent public accountants cannot resolve such disagreement within 15 days after DCS's independent public accountants receipt of such report, then they shall so notify DCS and CDC, and DCS and CDC shall attempt to resolve the discrepancy within 15 days of such notice. If DCS and CDC cannot resolve the disagreement to their mutual satisfaction, another independent public accounting firm reasonably acceptable to DCS and CDC shall be retained to resolve the disagreement regarding the Financial Reports. Such firm's conclusions as to the resolutions of disputed matters for purposes of determining the Aggregate EBITDA shall be conclusive. DCS and CDC shall share equally in the expenses of retaining such third independent accounting firm. CDC shall pay the expenses of CDC's independent public accountants for their work regarding the Financial Reports and related matters, and DCS shall pay the expenses of DCS's independent public accountants for their work regarding the Financial Reports and related matters. Based upon the Financial Reports, CDC and DCS shall determine the Aggregate EBITDA of DCS. The Aggregate EBITDA shall be determined consistent with the methods used by DCS's independent public accountants in preparing the Financial Statements described in Section 9.6 hereof. The "Aggregate EBITDA" shall be equal to (a) the pro forma aggregate earnings of DCS and the Existing PCs for the year ended December 31, 1997, adjusted to reverse charges thereto made for interest, federal and state income and franchise taxes, depreciation and amortization (such amounts to be determined based upon actual 1997 performance as if any portion of any Existing PC not owned by DCS on January 1, 1997, were acquired by DCS on January 1,
1997), plus (b) an amount equal to the unusual and non-recurring expenses incurred during 1997 in connection with the transactions contemplated by this Agreement to the extent that they were deducted in determining earnings, and an adjustment for (c) any difference between the 1997 operations of DCS and anticipated Castle West operations in 1998 related either to compensation paid to the DCS Members and other DCS employees or increased expenses related to additional staffing necessary to operate the Acquired Clinics (with any increase in 1998 levels to reduce Aggregate EBITDA and any decrease in 1998 levels to increase Aggregate EBITDA) as agreed upon by Castle and DCS; provided, however, that for purposes of calculating Aggregate EBITDA, the 1997 pro forma EBITDA for Burbank shall be deemed to be $300,000, regardless of Burbank's actual results of operations. A worksheet detailing the method DCS and Castle used to calculate Aggregate EBITDA for purposes of calculating the Initial Purchase Price is attached hereto as EXHIBIT M. Subsequent calculations of Aggregate EBITDA shall be made in accordance with the method shown on EXHIBIT M.

        3.3 PURCHASE PRICE ADJUSTMENT. Immediately following the determination of Aggregate EBITDA in accordance with Section 3.2, the parties shall determine whether the Initial Purchase Price should be adjusted (the "Adjusted Purchase Price"). In order to determine the Adjusted Purchase Price, the parties shall multiply the Aggregate EBITDA by 60%, then shall multiply the resulting number by 6.5 (the initial purchase multiple). If the Adjusted Purchase Price is less than the Initial Purchase Price, within 15 days of such determination DCS shall deliver or cause to be delivered to CDC cash in the amount of 80% of the difference between the Initial Purchase Price and the Adjusted Purchase Price and shall return all Notes previously delivered hereunder to Castle so that the aggregate original principal amount thereof may be reduced by 20% of the difference between the Initial Purchase Price and the Adjusted Purchase Price. Castle hereby agrees to deliver to DCS Notes in an amount equal to 20% of the Adjusted Purchase Price in exchange for the Notes tendered by DCS in the previous sentence. If the Adjusted Purchase Price is more than the Initial Purchase Price, within 15 days of such determination CDC shall wire transfer to DCS immediately available funds and deliver to DCS Notes in the original principal amount of, 80% and 20%, respectively, of the difference between the Adjusted Purchase Price and the Initial Purchase Price.

        3.4 ACQUISITION PURCHASE PRICE ADJUSTMENTS. During the 12-month period following the Closing Date, the Adjusted Purchase Price shall be increased from time to time (each an "Acquisition Purchase Price Adjustment") by (a) 6.5 times 60% of the Pro Forma MSO Fees of each business which becomes an Acquired Clinic during such period minus (b) 60% of the purchase price of such Acquired Clinic. An Acquisition Purchase Price Adjustment shall be made with respect to each business with which Castle West enters into an MSO agreement during such period; provided, however, that notwithstanding the foregoing, no Acquisition Purchase Price Adjustment shall be made with respect to Pro Forma MSO Fees of any business to the extent the Pro Forma MSO Fees of such business plus the Pro Forma MSO Fees of all other previously acquired or simultaneously acquired Acquired Clinics exceeds $1,500,000 (the "Acquisition Limitation"); provided further, that Castle West may acquire West Valley during the 12-month period following the Closing Date and treat West Valley as an Acquired Clinic notwithstanding the Acquisition Limitation, and the Pro

Forma MSO Fees of West Valley shall not be counted against or in any reduce the Acquisition Limitation. To the extent that the Pro Forma MSO Fees of any business, when aggregated with the Pro Forma MSO Fees of all other previously acquired or simultaneously acquired Acquired Clinics, cause Pro Forma MSO Fees to exceed the Acquisition Limitation, the Acquisition Purchase Price Adjustment shall include (a) such portion of the Pro Forma MSO Fees of such business that becomes an Acquired Clinic that, when aggregated with the Pro Forma MSO Fees of all other previously acquired or simultaneously acquired Acquired Clinics, causes Pro Forma MSO Fees to equal the Acquisition Limitation and (b) the corresponding pro rata portion of the purchase price of such business that becomes an Acquired Clinic. Within 15 days of the closing date of the acquisition of each such Acquired Clinic, CDC shall wire transfer to each DCS Member immediately available funds equal to, and deliver to each DCS Member Notes in the original principal amount of, such DCS Member's pro rata share (which, for purposes of this sentence only, shall be 20% for each DCS Member) of 80% and 20%, respectively, of the Acquisition Purchase Price Adjustment with respect to such acquisition.

        3.5 DETERMINATION OF BURBANK'S EBIDTA. On or prior to June 1, 1999, the DCS Members' independent public accountants shall prepare an income statement and statement of cash flows for Burbank for the 12-month period ended March 31, 1999, and a balance sheet for Burbank at March 31, 1999 prepared in accordance with GAAP (collectively, the "Burbank Reports"), and deliver the Burbank Reports to CDC's independent public accountants. CDC's independent public accountants shall perform Agreed-Upon Procedures regarding the Burbank Reports (including any corresponding work papers of the DCS Members' independent public accountants) and prepare and deliver a written report with respect to any disagreement CDC's independent public accountants may have with regard to the treatment or amount of any item in the Burbank Reports affecting Burbank's 1998 EBITDA within 15 days of receipt thereof. If the DCS Members' independent public accountants and CDC's independent public accountants cannot resolve such disagreement within 15 days after the DCS Members' independent public accountants receipt of such report, then they shall so notify the DCS Members and CDC, and the DCS Members and CDC shall attempt to resolve the discrepancy within 15 days of such notice. If the DCS Members and CDC cannot resolve the disagreement to their mutual satisfaction, another independent public accounting firm reasonably acceptable to the DCS Members and CDC shall be retained to resolve the disagreement regarding the Burbank Reports. Such firm's conclusions as to the resolutions of disputed matters for purposes of determining Burbank's 1998 EBITDA shall be conclusive. The DCS Members and CDC shall share equally in the expenses of retaining such third independent accounting firm. CDC shall pay the expenses of CDC's independent public accountants for their work regarding the Burbank Reports and related matters, and the DCS Members shall pay the expenses of the DCS Members' independent public accountants for their work regarding the Burbank Reports and related matters. Based upon the Burbank Reports, CDC and the DCS Members shall determine Burbank's 1998 EBITDA.

        3.6 BURBANK PRICE ADJUSTMENT. If Burbank's 1998 EBITDA, determined in accordance with Section 3.5, is less than $300,000, the Purchase Price shall be further adjusted (the "Burbank

Adjustment"). The Burbank Adjustment shall be equal to 6.5 times 80% of the difference between Burbank's 1998 EBITDA and $300,000. Within 15 days of such determination each DCS Member shall return all Notes previously delivered hereunder to Castle so that the aggregate original principal amount thereof may be reduced by such Member's Pro Rata Share of the Burbank Adjustment. Castle hereby agrees to deliver to each DCS Member as soon as practicable a Note in an amount equal to the Notes tendered by such DCS Member in the previous sentence less such DCS Member's Pro Rata Share of the Burbank Adjustment.

        3.7 ALLOCATION OF CASH AND MARKETABLE SECURITIES. To the extent any cash or marketable securities are contributed to Castle West, it is agreed that only Class A Interests shall be received in consideration therefor.

                                   ARTICLE IV

                             HOLDINGS CAPITALIZATION

        4.1 FORMATION OF HOLDINGS. Prior to Closing, DCS shall cause the Holdings Certificate to be filed with the Delaware Secretary of State. Immediately following the Class A Sale, each Holdings Member shall enter into and deliver the Holdings Limited Agreement which shall provide for the issuance of membership interests therein in exchange for the Class C Interest.

        4.2 DISTRIBUTION OF C INTEREST. Immediately following the Class A Sale, DCS shall distribute to each of the DCS Members such member's pro rata share of the Class C Interest, free and clear of any Encumbrances.

        4.3 CONTRIBUTION OF C INTEREST. Immediately following DCS's distribution of the Class C Interest to the DCS Members, each of the DCS Members shall contribute such member's pro rata share of the Class C Interest to Holdings, free and clear of any Encumbrances.

                                    ARTICLE V

                              MEMBERSHIP TRANSFERS

        5.1 TRANSFERS OF MEMBERSHIP INTERESTS IN DCS. Immediately following the Holdings Capitalization, each of the DCS Members shall contribute such Member's entire membership interest in DCS to the Corporate B Member owned by such Member, free and clear of any Encumbrances.

        5.2 TRANSFERS OF MEMBERSHIP INTERESTS IN HOLDINGS. Immediately following the Holdings Capitalization, each of the Holdings Members shall contribute such member's entire membership interest in Holdings to the Corporate C Member owned by such Member, free and clear of any Encumbrances.

                                   ARTICLE VI

                   MANAGEMENT AGREEMENT AND INCENTIVE PAYMENT

        6.1 MANAGEMENT AGREEMENT. As part of the Class A Sale, Castle West and Holdings shall enter into and deliver the Management Agreement pursuant to which Holdings shall manage the business and operations of Castle West pursuant to the terms described therein.

        6.2 POST-CLOSING OPERATIONS. Following the Closing, pursuant to the Management Agreement, Holdings shall be responsible for management of the day-to-day operations of Castle West's operations within the California counties of Los Angeles, Orange, Riverside, Ventura, Kern, San Bernardino, Santa Barbara and San Diego (collectively, the "Territory"). Acquisition and expansion opportunities acquired by Castle, CDC or any of their Affiliates within the Territory will be included within Castle West. Castle, in its sole discretion, will determine whether expansion and acquisition opportunities that Castle generates outside of the Territory should be included within Castle West. All acquisition and expansion opportunities shall be subject to the prior approval of Castle; provided that if any acquisition or expansion constitutes a CDC Approved Expansion, the results of operations, costs of capital and Castle West Debt arising from such CDC Approved Expansion shall be excluded from all calculations of Adjusted EBITDA, Adjusted Aggregate EBITDA, Incremental EBITDA, EBITDA, EBTDA, Incentive Payments, Holdings Old Value, Holdings New Value and Castle West Debt hereunder. Castle shall fund such acquisitions and expansions, including the Acquired Clinics. All material investment costs, incentives, profit distributions and expenses related to Castle West acquisitions or expansions will be subject to the approval of Castle's board of directors and, following the execution of a definitive agreement with respect thereto, all such amounts will be borne by Castle West. Castle West will be assessed a capital cost with respect to all funds expended in accordance with the previous sentence plus the value of Common Stock issued by Castle (determined in accordance with acquisition agreements pursuant to which such Common Stock is issued) to close acquisitions or expansions following the Closing Date included within Castle West. The cost of such capital shall be deemed to be the actual rate charged Castle by its lender from time to time plus .25% (the "Capital Cost Rate").

        6.3 INCENTIVE PAYMENT. As compensation for providing services under the Management Agreement, in the event that the actual EBITDA of Castle West and/or DCS (as appropriate) for any calendar year, or portion thereof, ending prior to the exercise of CDC's Call Option exceeds (a) for the year beginning January 1, 1998, Adjusted Aggregate EBITDA for DCS, (b) for the year beginning January 1, 1999, the aggregate of (i) DCS's and the Existing PCs' EBITDA for the period from January 1, 1998 until the Closing Date, (ii) Castle West's EBITDA for the period from the Closing Date until December 31, 1998, and (iii) Pro Forma MSO Fees for each Acquired Clinic from January 1, 1998 until the date of consummation of such Acquired Clinic, and (c) for each year beginning January 1, 2000 or later, Castle West's EBITDA for the immediately preceding calendar year, Castle West shall pay Holdings the following percentages of excess EBTDA (the "Incentive Payment"):

     INCREASE IN CASTLE WEST EBITDA              PERCENTAGE OF EXCESS EBTDA
           FROM PREVIOUS YEAR                       PAYABLE TO HOLDINGS

             Less than 26%                                  0.0%

     26% or more but less than 27%                          2.0%

     27% or more but less than 28%                          4.0%

     28% or more but less than 29%                          6.0%

     29% or more but less than 30%                          7.5%

     30% or more but less than 31%                          9.0%

     31% or more but less than 32%                         10.5%

     32% or more but less than 33%                         12.0%

     33% or more but less than 34%                         13.0%

     34% or more but less than 35%                         14.0%

     35% or more but less than 36%                         15.0%

     36% or more but less than 37%                         16.0%

     37% or more but less than 38%                         17.0%

     38% or more but less than 39%                         18.0%

     39% or more but less than 40%                         19.0%

              40 % or more                                 20.0%


"EBTDA" is defined as earnings adjusted, without duplication, to reverse charges thereto made for federal and state income and franchise taxes, depreciation and amortization. It is acknowledged that earnings will be reduced by a cost of capital charge equal to the Capital Cost Rate multiplied by all Castle West Debt. EBTDA shall be determined prior to any deduction of the Incentive Payment from earnings and, other than as stated above, there shall be no deduction for any overhead, management or similar fees paid by Castle West to any Affiliate of Castle or otherwise allocated to Castle West. EBTDA will be determined each year based upon audited financial statements of Castle West prepared in accordance with GAAP consistently applied in the normal course of business. The Incentive Payment will be paid in cash each year prior to the end of March in the year immediately following the year during which the Incentive Payment is earned.

                                  ARTICLE VII

                           CORPORATE B MEMBERS' OPTION

        7.1 CORPORATE B MEMBER'S OPTION TO CAUSE B MERGER. The Corporate B Members (as a group) shall have the right and option ("Corporate B Members' Merger Option") to cause all of the Corporate B Members to merge with and into CDC (the "B Merger") at any time following the twelve-month anniversary of the Closing and prior to the 24-month anniversary of the Closing, in the manner and subject to the conditions set forth herein.

               (a) B MERGER NOTICE. In order to exercise their right and option to cause the B Merger to occur, Corporate B Members owning a majority in interest of the membership interest in DCS shall notify ("B Merger Notice") CDC of their intent to cause the B Merger.

               (b) CDC'S AND CORPORATE B MEMBERS' OBLIGATIONS. Promptly following the receipt of a B Merger Notice, each DCS Member shall cause such Member's Corporate B Member to enter into and perform the B Merger Agreement and Castle shall cause CDC to enter into and perform the B Merger Agreement. Pursuant to the B Merger Agreement, each Corporate B Member will be merged with and into CDC and CDC shall be the surviving corporation. The B Merger Agreement shall provide for the conversion of all of the outstanding capital stock of the Corporate B Members into that number of shares of Common Stock (valued at the Common Stock Value) with an aggregate value equal to the amount determined by multiplying the Adjusted Aggregate EBITDA by 20%, then multiplying the resulting number by 6.5 (the initial purchase multiple) and subtracting from the balance 20% of the purchase price of the Acquired Clinics (the "B Merger Consideration"). The B Merger Consideration for each Corporate B Member shall be equal to the Corporate B Member's Pro Rata Share of the B Merger Consideration. By their execution of this Agreement, each DCS Member, as the sole stockholder of such DCS Member's Corporate B Member, and Castle, as the sole stockholder of CDC, agrees to vote for, adopt, consent to and agree to the B Merger pursuant to the terms of the B Merger Agreement if the Corporate B Members' Merger Option is exercised. Prior to the closing of the B Merger, Castle shall cause a Notice of Inclusion to be filed with the Nasdaq National Market regarding all shares of Common Stock issuable pursuant to this Agreement. The B Merger Consideration will be distributed to the stockholders of a Corporate B Member promptly following the closing of the B Merger (which will be consummated as soon as reasonably practicable after the exercise of the Corporate B Member's Merger Option) and the receipt by CDC of a properly executed Letter of Transmittal from such stockholder, complete with stock powers executed in blank and the stock certificates representing all of the outstanding capital stock of such Corporate B Member.

               (c) LEGEND. Each DCS Member agrees to maintain a legend on all certificates representing such member's capital stock in his or her Corporate B Member referring to the right and option set forth in this Section. Each DCS Member acknowledges that any Common Stock issued to it hereunder shall contain a legend referring to restrictions on transfer arising under the Securities Act and state Blue Sky laws.

               (d) STOCK SPLITS, ETC. If, prior to the B Merger, Castle shall effect a subdivision or consolidation of shares or other increase or reduction in the number of shares of the Common Stock outstanding without receiving compensation therefor in money, services or property (including a stock dividend), then (i) in the event of an increase in the number of such shares outstanding, the Common Stock Value shall be proportionately decreased and (ii) in the event of a decrease in the number of such shares outstanding the Common Stock Value shall be proportionately increased.

               (e) RECAPITALIZATION TRANSACTIONS. If, prior to the B Merger, Castle (i) consolidates with or merges into any other Person where Castle is not the continuing or surviving corporation of such consolidation or merger, (ii) permits any other Person to consolidate with or merge into Castle even though Castle shall be the continuing or surviving Person where, in connection with such consolidation or merger, the Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (iii) transfers all or substantially all of its properties or assets to any other Person (each, a "Recapitalization Transaction"), following each such transaction, each Corporate B Member shall be entitled upon consummation of the B Merger to receive, (subject to any required action by stockholders to consummate the Recapitalization Transaction) in lieu of the number of shares of Common Stock to which such Member would otherwise be entitled, the number and class of shares of stock, other securities or consideration to which such Member would have been entitled to receive pursuant to the terms of the Recapitalization Transaction if, immediately prior to such Recapitalization Transaction, such Member had been the holder of record of a number of shares of Common Stock equal to the number of shares of Common Stock to which such Member would have received upon consummation of the B Merger.

               (f) BINDING AGREEMENT. Prior to the consummation of the B Merger, Castle shall not enter into a Recapitalization Transaction unless, prior to the consummation thereof, each Person (other than Castle) which may be required to deliver any stock, securities, cash or property in exchange for the outstanding shares of Common Stock of Castle shall assume, by written instrument (i) the obligations of Castle under this Agreement (and if Castle shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release Castle from, any continuing obligations of Castle under this Agreement) and (ii) the obligation to deliver to such Corporate B Members such shares of stock, securities, cash or property as, in accordance with Section 7.1(e), such holder may be entitled to receive upon consummation of the B Merger.

               (g) ACCELERATION OF RIGHT TO EXERCISE. Notwithstanding the foregoing, in the event Castle West terminates the Management Agreement (other than because of a breach thereof by Holdings which gives Castle West the right to terminate the Management Agreement) or breaches the Management Agreement in such a manner as to give Holdings the right to terminate the Management Agreement, the Corporate B Members, as a group, shall immediately have the right to deliver the B Merger Notice and convert the shares of common stock in the Corporate B Members into Common Stock pursuant to the B Merger.

        7.2 CDC'S OPTION TO CAUSE B MERGER. In the event Holdings terminates the Management Agreement (other than because of a breach thereof by Castle West which gives Holdings the right to terminate the Management Agreement) or breaches the Management Agreement in such a manner as to give Castle West the right to terminate the Management Agreement, CDC shall immediately have the right, but not the obligation, to cause all of the Corporate B Members to merge with and into CDC (the "B Merger") in the manner and subject to the conditions set forth in Section 7.1 above as if such termination or breach of the Management Agreement constituted the delivery of the B Merger Notice.

                                  ARTICLE VIII

                     CORPORATE C MEMBERS' AND CDC'S OPTIONS

        8.1 CORPORATE C MEMBER'S OPTION TO CAUSE C MERGER. Each Corporate C Member (other than the holder of the Class III Interest (whose right shall be limited to the circumstances described in Section 8.1(b) and 8.1(j) below)) shall have the right and option ("Corporate C Member's Merger Option") to cause such Corporate C Member to merge with and into CDC (each, a "C Merger"), in the manner and subject to the conditions set forth herein.

               (a) C MERGER NOTICE. In order to exercise its right and option to cause the C Merger with respect to itself to occur, a Corporate C Member shall notify ("C Merger Notice") CDC of its intent to cause a C Merger. The C Merger Notice shall state what percentage of the merger consideration to be received by the Holdings Member owning the applicable Corporate C Member ("C Merger Consideration") it elects to receive in cash; provided, however, that at least 50% of the C Merger Consideration shall be payable by CDC in Common Stock and, if the Corporate C Member elects to receive more than 25% of the C Merger Consideration in cash, CDC shall have the option of delivering a promissory note of Castle for the amount by which such cash payment would otherwise exceed 25% of the C Merger Consideration. Such note would be subordinated to the Company's institutional senior lenders substantially in accordance with the terms of the Subordination Agreement, would bear interest, payable quarterly in arrears, at the Capital Cost Rate and the principal thereon would be payable in one installment being payable on the first anniversary of the effective date of the applicable C Merger. Other than as set forth in the previous sentence, such note would be substantially in the form of the Notes.

               (b) CDC'S AND CORPORATE C MEMBER'S OBLIGATIONS. Promptly following the receipt of a C Merger Notice, but no later than five days thereafter, CDC shall send or cause to be sent to each Corporate C Member a copy of the C Merger Notice so received. Each other Corporate C Member shall have the right (exercisable by delivery to CDC of a C Merger Notice with respect to itself within 10 days of the delivery of the notice from CDC with respect to the receipt of the C Merger Notice from the other Corporate C Member) to be a party to such C Merger. Promptly following the receipt of a C Merger Notice, but no later than 15 days thereafter, CDC shall cause the C Merger Consideration to be computed. CDC shall then promptly send a notice to the Corporate C Member or Members informing such Member(s) of the calculation of the C Merger Consideration. Each stockholder of an applicable Corporate C Member shall cause such Corporate C Member promptly to enter into and perform the C Merger Agreement and Castle shall cause CDC promptly to enter into and perform the C Merger Agreement. Pursuant to the C Merger Agreement, such Corporate C Member will be merged with and into CDC and CDC shall be the surviving corporation. The C Merger Agreement shall provide for the conversion of all of the outstanding capital stock of such Corporate C Member into the C Merger Consideration. By their execution of this Agreement, each stockholder of each such Corporate C Member, and Castle, as the sole stockholder of CDC, agrees that it will vote for, adopt, consent to and agree to the C Merger pursuant to the terms of the C Merger Agreement if such Corporate C Member's Merger Option is exercised. Each C Merger shall be consummated as soon as reasonably practicable following the exercise of the applicable Corporate C Member's Merger Option. The C Merger Consideration will be distributed to the stockholders of a Corporate C Member promptly following the closing of the C Merger and the receipt by CDC of a properly executed Letter of Transmittal from such stockholder, complete with the stock certificates representing all of the outstanding capital stock of such Corporate B Member.

               (c) C MERGER CONSIDERATION. The C Merger Consideration shall be equal to the Corporate C Member's Pro Rata Share of the Holdings Old Value plus the Corporate C Member's Pro Rata Share of the Holdings New Value less the Corporate C Member's Pro Rata Share of the Holdings Indebtedness. The Holdings Old Value shall be equal to 20% of the Adjusted Aggregate EBITDA multiplied by the initial purchase multiple of
        6.5 less (i) 20% times the purchase price of the Acquired Clinics and
        (ii) 25% of the Burbank Adjustment. The gross Holdings New Value shall be equal to 20% of the Incremental EBITDA multiplied by 90% of the trailing twelve-month EBITDA market multiple for Castle Common Stock. The trailing twelve-month EBITDA market multiple for Castle Common Stock shall be determined by multiplying the average closing price of the Common Stock on the principal exchange or quotation system therefor over the 30-day period ending on the date immediately prior to delivery of the C Merger Notice by the weighted average fully diluted number of shares of Common Stock outstanding over the one-year period ending on such date and dividing the product by Castle's aggregate EBITDA for the four quarters preceding such date. Incremental EBITDA will be equal to the amount by which the EBITDA for Castle West for the prior four fiscal quarters ending immediately prior to delivery of the C Merger Notice exceeds the Adjusted Aggregate EBITDA. EBITDA will be equal to Castle West's earnings determined in accordance with GAAP adjusted to reverse charges thereto made for interest, federal and state income and franchise taxes, depreciation and amortization, to the extent included in the calculation of earnings. EBITDA shall be determined prior to any deduction of the Incentive Payment from earnings and there shall be no deduction for any overhead, management or similar fees paid by Castle West to any Affiliate of Castle or otherwise allocated to Castle West. The gross Holdings New Value shall be reduced (as so reduced, the "Holdings New Value"), without duplication, by (i) the aggregate capital costs related to Common Stock invested in Castle West acquisitions or expansions, excluding DCS, the Existing PCs and the Acquired Clinics, and (ii) a percentage of 20% of the Castle and Castle West debt (as of the date immediately prior to the delivery of the C Merger Notice) directly related to Castle West's business and operations (excluding debt related to the acquisition of DCS, the Existing PCs, the Acquired Clinics and any CDC Approved Expansion)("Castle West Debt") determined as follows:

              CASTLE WEST                           PERCENTAGE OF 20% OF
           ANNUAL GROWTH RATE                         CASTLE WEST DEBT
          FROM JANUARY 1, 1999                 ALLOCATED TO HOLDINGS INTEREST

             Less than 26%                                 100.0%

     26% or more but less than 27%                          90.0%

     27% or more but less than 28%                          80.0%

     28% or more but less than 29%                          70.0%

     29% or more but less than 30%                          60.0%

     30% or more but less than 31%                          50.0%

     31% or more but less than 32%                          40.0%

     32% or more but less than 33%                          30.0%

     33% or more but less than 34%                          20.0%

     34% or more but less than 35%                          10.0%

              35% or more                                    0.0%


        Aggregate capital costs related to Common Stock invested in Castle West acquisitions or expansions shall be based upon the valuation given to such Common Stock pursuant to the agreements pursuant to which such acquisitions or expansions were consummated multiplied by the Capital Cost Rate. Incremental EBITDA and the outstanding Castle West Debt used to determine the Holdings New Value shall exclude the EBITDA, Castle West Debt and Common Stock capital costs relating to any acquisitions completed in the three-month period immediately preceding the delivery of the C Merger Notice. The C Merger Consideration shall be paid (i) by delivery of Common Stock valued (the "Share Value") at the average closing price of the Common Stock on the primary exchange or quotation system on the 30 trading days immediately prior to delivery of the C Merger Notice, (ii) in cash at the closing by wire transfer of immediately available funds payable to the account of the stockholder of the appropriate Corporate C Member and (iii) if the Corporate C Member elects to receive more than 25% of the C Merger Consideration in cash, at the election of CDC, by delivery of notes in the form described in
        Section 8.1(a). Notwithstanding the foregoing, in no event shall the aggregate number of shares of Common Stock issuable as C Merger Consideration (when added to the number of shares of Common Stock issued as B Merger Consideration) exceed 20% of the number of shares of Common Stock outstanding on the Closing Date ("Share Limitation"). If the number of shares of Common Stock issuable as C Merger Consideration would, if issued, exceed the Share Limitation, the number of shares of Common Stock issuable as C Merger Consideration shall be limited to the Share Limitation and cash equal in value to (i) such number of shares in excess of the Share Limitation multiplied by (ii) the Share Value shall be substituted for the remainder thereof. The shares of Common Stock delivered by CDC shall be unregistered and subject to the restrictions on transfer required by the Securities Act and state Blue Sky laws. In addition to the C Merger Consideration set forth above, following the closing of a C Merger, CDC shall be required to pay in cash to the stockholders of the Corporate C Member so merged, such Corporate C Member's Pro Rata Share of the Incentive Payment relating to any portion of a year with respect to which Castle West had not yet paid the Incentive Payment at the time of delivery of the C Merger Notice. Such payment shall be calculated based upon the entire year's operations (unless otherwise provided below) and shall be payable at the same time that Castle West is obligated to pay Holdings the Incentive Payment relating to such year. If, following the consummation of a C Merger, however, CDC is the only member in Holdings, such payment shall be calculated based upon the actual results for the portion of a year ending at the end of the calendar month immediately prior to the date of delivery of the C Merger

        Notice (as compared to the same prior year period) and shall be paid within 90 days of the consummation of such C Merger.

               (d) RECAPITALIZATION TRANSACTIONS. If, prior to a C Merger, Castle enters into a Recapitalization Transaction, following each such transaction, each Corporate C Member shall be entitled upon consummation of a C Merger to receive, (subject to any required action by stockholders to consummate the Recapitalization Transaction) in lieu of the number of shares of Common Stock to which such Member would otherwise be entitled, the number and class of shares of stock, other securities or consideration to which such Member would have been entitled to receive pursuant to the terms of the Recapitalization Transaction if, immediately prior to such Recapitalization Transaction, such Member had been the holder of record of a number of shares of Common Stock equal to the number of shares of Common Stock to which such Member would have received upon consummation of a C Merger.

               (e) BINDING AGREEMENT. Prior to the consummation of the C Merger, Castle shall not enter into a Recapitalization Transaction unless, prior to the consummation thereof, each Person (other than Castle) which may be required to deliver any stock, securities, cash or property in exchange for the outstanding shares of Common Stock of Castle shall assume, by written instrument (i) the obligations of Castle under this Agreement (and if Castle shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release Castle from, any continuing obligations of Castle under this Agreement) and (ii) the obligation to deliver to such Corporate C Members such shares of stock, securities, cash or property as, in accordance with Section 8.1(d), such holder may be entitled to receive upon consummation of a C Merger.

               (f) LIMITATION ON TIMING OF C MERGERS. Each Corporate C Member shall be entitled to deliver a C Merger Notice with respect to itself either independently or in conjunction with one or more of the other Corporate C Members at any time following the 24-month anniversary of the Closing. However, CDC shall not be obligated to enter into a C Merger Agreement with any Corporate C Member if, during the previous 12-month period, CDC shall have consummated on two separate occasions a C Merger with any other Corporate C Member.

               (g) LEGEND. Each Corporate C Member acknowledges that any Common Stock issued to it hereunder shall contain a legend referring to restrictions on transfer arising under the Securities Act and state Blue Sky laws.

               (h) RESOLUTION OF DISPUTES. If any Corporate C Member disagrees with the computation of the C Merger Consideration, the parties shall resolve such dispute in the manner provided below. The Corporate C Member's independent public accountants shall perform such procedures as shall be agreed upon between such

        Corporate C Member and such independent public accountants regarding the calculation (including any corresponding financial statements and work papers of CDC's independent public accountants) and prepare and deliver a written report with respect to any disagreement such independent public accountants may have with regard to the calculation within 15 days of receipt thereof. If the Corporate C Member's independent public accountants and CDC's independent public accountants cannot resolve such disagreement within 15 days after CDC's independent public accountants receipt of such report, then they shall so notify the Corporate C Member and CDC, and the Corporate C Member and CDC shall attempt to resolve the discrepancy within 15 days of such notice. If the Corporate C Member and CDC cannot resolve the disagreement to their mutual satisfaction, another independent public accounting firm reasonably acceptable to the Corporate C Member and CDC shall be retained to resolve the disagreement regarding the calculation. Such firm's conclusions as to the resolutions of disputed matters for purposes of determining the C Merger Consideration shall be conclusive. The Corporate C Member and CDC shall share equally in the expenses of retaining such third independent accounting firm. CDC shall pay the expenses of CDC's independent public accountants for their work regarding the calculation and related matters, and the Corporate C Member shall pay the expenses of the Corporate C Member's independent public accountants for their work regarding the calculation and related matters. The calculation of the C Merger Consideration shall be determined in accordance with GAAP consistently applied.

               (i) ACCELERATION OF RIGHT TO EXERCISE. Notwithstanding the foregoing, in the event Castle West terminates the Management Agreement (other than because of a breach thereof by Holdings which gives Castle West the right to terminate the Management Agreement) or breaches the Management in such a manner as to give Holdings the right to terminate the Management Agreement, each Corporate C Member shall immediately have the right to deliver a C Merger Notice and to convert its shares of common stock of its respective Corporate C Member into C Merger Consideration.

               (j) CLASS III INTEREST. If following the consummation of a C Merger required by the delivery of a Corporate C Member's Merger Option, the only remaining Corporate C Member would be the holder of the Class III Interest, the Corporate C Member holding the Class III Interest shall be deemed to have exercised its right to be a party to such C Merger pursuant to Section 8.1(b) at the same time as the other Corporate C Member(s) who delivered the applicable C Merger Notice and such Corporate C Member shall be a party to such C Merger in accordance with the terms of this Section 8.1 as if it had delivered such C Merger Notice.

        8.2. CDC'S CALL OPTION. From and after the 30-month anniversary of the Closing Date, CDC shall have the right and option ("CDC's Call Option") to cause all, but not less than all, of the Corporate C Members to merge with and into CDC, in the manner and subject to the conditions set forth herein.

               (a) CALL NOTICE. In order to exercise CDC's Call Option, CDC shall notify ("Call Notice") each Corporate C Member of its intent to cause a C Merger. The Call Notice shall state the amount of the C Merger Consideration. If any Corporate C Member disagrees with the computation of the C Merger Consideration, the parties shall resolve such dispute in the manner provided in Section 8.1(h).

               (b) CDC'S AND CORPORATE C MEMBER'S OBLIGATIONS. Promptly following the receipt of a Call Notice, the Holdings Members owning each Corporate C Member shall cause such Corporate C Member to enter into and perform a C Merger Agreement and Castle shall cause CDC to enter into and perform such C Merger Agreements. Pursuant to the C Merger Agreements, each Corporate C Member will be merged with and into CDC and CDC shall be the surviving corporation. The C Merger Agreements shall provide for the conversion of all of the outstanding capital stock of each Corporate C Member into the C Merger Consideration; provided, however, that in the circumstances described in paragraph 8.2(f) below, any shares of Common Stock delivered by CDC pursuant to the exercise of CDC's Call Option shall be fully registered freely transferrable shares. By their execution of this Agreement, each Holdings Member, as the sole stockholder of such Holdings Member's Corporate C Member, and Castle, as the sole stockholder of CDC, agrees that it shall vote for, adopt, consent to and agree to the C Merger pursuant to the terms of the C Merger Agreement if CDC's Call Option is exercised.

               (c) C MERGER CONSIDERATION. The C Merger Consideration for each C Merger shall be equal to the Corporate C Member's Pro Rata Share of the Holdings Old Value plus the Corporate C Member's Pro Rata Share of the Holdings New Value less the Corporate C Member's Pro Rata Share of the Holdings Indebtedness, in each case calculated in the manner provided in
        Section 8.1(c), substituting the term "Call Notice" for the term "C Merger Notice" therein, as appropriate. Subject to the limitations contained in Section 8.1(a), at least 10 days prior to closing, each Corporate C Member shall notify CDC of the portion of the C Merger Consideration it elects to receive in cash. In addition to the C Merger Consideration set forth above, following the closing of a C Merger, CDC shall be required to pay in cash to the stockholders of the Corporate C Member so merged, such Corporate C Member's Pro Rata Share of the Incentive Payment relating to any portion of a year with respect to which Castle West had not yet paid the Incentive Payment at the time of delivery of the Call Notice. Such payment shall be calculated based upon the actual results for the portion of a year ending at the end of the calendar month including the date of delivery of the Call Notice (as

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

        compared to the same prior year period) and shall be payable within 90 days of the consummation of the C Merger.

               (d) RECAPITALIZATION TRANSACTIONS. If, prior to the C Merger, Castle enters into a Recapitalization Transaction, following each such transaction, each Corporate C Member shall be entitled upon consummation of the C Merger to receive, (subject to any required action by stockholders to consummate the Recapitalization Transaction) in lieu of the number of shares of Common Stock to which such Member would otherwise be entitled, the number and class of shares of stock, other securities or consideration to which such Member would have been entitled to receive pursuant to the terms of the Recapitalization Transaction if, immediately prior to such Recapitalization Transaction, such Member had been the holder of record of a number of shares of Common Stock equal to the number of shares of Common Stock to which such Member would have received upon consummation of the C Merger.

               (e) BINDING AGREEMENT. Prior to the consummation of the C Merger, Castle shall not enter into a Recapitalization Transaction unless, prior to the consummation thereof, each Person (other than Castle) which may be required to deliver any stock, securities, cash or property in exchange for the outstanding shares of Common Stock of Castle shall assume, by written instrument (i) the obligations of Castle under this Agreement (and if Castle shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release Castle from, any continuing obligations of Castle under this Agreement) and (ii) the obligation to deliver to such Corporate C Members such shares of stock, securities, cash or property as, in accordance with Section 8.2(d), such holder may be entitled to receive upon consummation of the C Merger.

               (f) DELIVERY OF FULLY REGISTERED FREELY TRANSFERRABLE SHARES. Following the Closing, Castle's securities counsel, in conjunction with DCS's securities counsel, shall contact the Commission to determine (i) whether the shares of Castle Common Stock issuable as C Merger Consideration upon the consummation of the C Mergers to be implemented as a result of the exercise of CDC's Call Option may be registered on Form S-3 (as to the issuance of such shares and not for resale following their issuance) and (ii) the required timing for filing such a registration statement on Form S-3. In the event the Commission agrees that the issuance of such shares is registrable on Form S-3 and such registration statement may be filed after CDC delivers the Call Notice, at Holdings' election, Castle shall be required to deliver fully registered freely transferrable shares of Common Stock upon consummation of the C Mergers required by the exercise of CDC's Call Option provided Castle is then eligible to utilize Form S-3. Castle agrees to use its reasonable efforts to become and remain eligible to utilize Form S-3. In such event, following the delivery of the Call Notice, Castle shall expeditiously prepare and file a registration statement with the Commission registering the shares of Common Stock (and notes, if applicable) issuable as part of the C Merger Consideration, but in any event, within 10 business days of the delivery of the Call Notice. The closing of the C Merger shall be delayed until such time as such registration statement is declared effective by the Commission. Castle shall use its best efforts to expedite the registration of such shares of Common Stock in order that the delay between the delivery of the Call Notice and the closing of the C Merger shall be as brief as practicable.

               (g) LEGEND. Each Holdings Member agrees to maintain a legend on all certificates representing the capital stock of its Corporate C Member referring to the right and option set forth in this Section. Each Corporate C Member acknowledges that any Common Stock issued to it hereunder (other than fully registered freely transferrable shares) shall contain a legend referring to restrictions on transfer arising under the Securities Act and state Blue Sky laws.

               (h) ACCELERATION OF RIGHT TO EXERCISE. Notwithstanding the foregoing, in the event Holdings terminates the Management Agreement (other than because of a breach thereof by Castle West which gives Holdings the right to terminate the Management Agreement) or breaches the Management Agreement in such a manner as to give Castle West the right to terminate the Management Agreement, CDC shall immediately have the right to deliver the Call Notice and cause the consummation of the C Merger.

                                   ARTICLE IX

                      REPRESENTATIONS AND WARRANTIES OF DCS

        As an inducement to Castle and CDC to enter into and perform this Agreement, DCS hereby represents and warrants to Castle West, Castle and CDC as follows:

        9.1 EXISTENCE AND GOOD STANDING. DCS and each Existing PC is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization with full power and authority to own its properties and conduct its business as now conducted and is duly qualified or authorized to do business and is in good standing in all jurisdictions wherein the nature of its business or the character of property owned or leased may require it to be authorized or qualified to do business except where the absence of which would have a Material Adverse Effect. DCS and each Existing PC holds all licenses, consents and approvals, and has satisfied all eligibility and other similar requirements imposed by federal and state regulatory bodies, administrative agencies or other governmental bodies, agencies or officials, in each case as required for the conduct of the business in which it is engaged.

        9.2 AUTHORIZATION AND VALIDITY OF AGREEMENT. DCS has full legal right, power and authority to enter into this Agreement and this Agreement has been duly authorized, executed and delivered by DCS and constitutes a valid and binding agreement of DCS enforceable against DCS in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

        9.3 OWNERSHIP. The owners of membership interests in DCS are set forth on SCHEDULE 9.3. All of the membership interests of DCS have been duly and validly authorized and issued, and are fully paid and nonassessable. Other than as set forth herein or contemplated hereby, DCS does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any membership interests therein.

        9.4 CONSENTS AND APPROVALS: NO VIOLATIONS. Except as set forth on
SCHEDULE 9.4, no consent, approval, authorization or order of any court or governmental agency or body or third party is required for the performance of this Agreement by DCS or any Existing PC or the consummation by DCS or any Existing PC of the transactions contemplated hereby, except such as have been obtained or may be required under the Securities Act or state Blue sky laws. Except as set forth on SCHEDULE 9.4, DCS's performance of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach or violation of, or conflict with, any of the terms or provisions of, or constitute a default by DCS or any Existing PC or under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which DCS or any Existing PC is a party or to which DCS or any Existing PC or any of their respective properties is subject, the certificate of incorporation, bylaws or other governing instrument of DCS or any Existing PC or any judgment, decree, order, rule or, to the knowledge of DCS, any statute or regulation of any court or governmental agency or body applicable to DCS, any Existing PC or any of their respective properties. Neither DCS nor any Existing PC is in violation of its certificate of incorporation, bylaws or other governing instrument or any law, administrative rule or regulation or arbitrators' or administrative or court decree, judgment or order or in violation or default (there being no existing state of facts which with notice or lapse of time or both would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, deed of trust, mortgage, loan agreement, note, lease, agreement or other instrument or Permit to which it is a party or by which it or any of its properties is or may be bound, which violation or default could reasonably be expected to have a Material Adverse Effect.

        9.5 SUBSIDIARIES AND AFFILIATES. Except as set forth on SCHEDULE 9.5, neither DCS nor any Existing PC has any subsidiaries nor has it conducted business under any name except its legal name on its organizational documents. Except as set forth on SCHEDULE 9.5, neither DCS nor any Existing PC owns, of record or beneficially, or controls, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or other business entity, and neither DCS nor any Existing PC is, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

        9.6 FINANCIAL STATEMENTS: NO MATERIAL ADVERSE CHANGE. DCS has heretofore furnished CDC with its and the Existing PCs compilated balance sheets as of September 30, 1997 (the "Balance

Sheet Date"), the compilated statements of operations and cash flows for the period then ended, the compilated balance sheets of DCS and the Existing PCs as of December 31, 1996 and 1995, and the compilated statements of operation and cash flows for the years then ended (all such compilated financial statements, collectively, the "Financial Statements"). The Financial Statements fairly present in all material respects in accordance with DCS's past accounting practices the financial position of DCS and the Existing PCs at the dates thereof and the results of operations of DCS and the Existing PCs and their cash flows for the periods indicated. Except as set forth in SCHEDULE 9.6 attached hereto, since the Balance Sheet Date there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations of DCS or any Existing PC.

        Other than as (i) disclosed in the Financial Statements, (ii) incurred since the Balance Sheet Date in the ordinary course of business or (iii) disclosed on SCHEDULE 9.6 or another Schedule hereto, neither DCS nor any Existing PC has any direct or indirect indebtedness, liability, claim, deficiency, obligation or responsibility, known or unknown, fixed or contingent, liquidated or unliquidated, accrued, absolute or otherwise.

        9.7 BOOKS AND RECORDS. DCS has previously made available to CDC true, correct and complete copies of its certificate of formation and limited liability company agreement and all amendments to each as well as the articles of incorporation and bylaws of each of the Existing PCs. The minute books of DCS and the Existing PCs, as previously made available to CDC and its representatives, contain accurate records in all material respects of the meetings of the DCS Members and the stockholders of the Existing PCs.

        9.8 TITLE TO PROPERTIES: ENCUMBRANCES: CONDITION. Except as set forth in
SCHEDULE 9.8 or 9.9, and except for properties and assets reflected in the Financial Statements or acquired since the Balance Sheet Date which have been sold or otherwise disposed of in the ordinary course of business, DCS and each Existing PC has good and valid title to its assets, in each case subject to no Encumbrances except for (i) Encumbrances consisting of easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto that do not materially detract from the value of, or materially impair the use of, such property by DCS or such Existing PC in the operation of the Business, (ii) Encumbrances for current taxes, assessments or governmental charges or levies on property not yet due or delinquent or currently contested in good faith and as to which reserves have been recorded in accordance with GAAP, (iii) materialmen's and similar statutory liens in favor of service providers, and (iv) Encumbrances created by CDC or pursuant to or contemplated by this Agreement or any other agreement contemplated hereby (liens of the type described in clauses (i), (ii), (iii) and (iv) above are hereinafter sometimes referred to as "Permitted Encumbrances"). DCS has heretofore furnished CDC with a fixed asset ledger which sets forth all material fixed assets owned by DCS and each Existing PC as of the Balance Sheet Date. DCS is not aware of any defects in such assets that would have a Material Adverse Effect.

        9.9 REAL PROPERTY. SCHEDULE 9.9 identifies all interests in real property used by DCS and the Existing PCs in the Business, including leases, and includes the name of either the lessor or the record title holder thereof. All of the buildings, structures and appurtenances situated on the real property owned or leased by DCS and the Existing PCs are in good operating condition, and in a state of good maintenance and repair, subject to ordinary wear and tear. The real property has adequate rights of ingress and egress for operation of the Business in the ordinary course as currently conducted. No condemnation or similar proceeding is pending or, to the best knowledge of DCS, threatened, which would preclude or impair the use of any such property, except where such proceeding would not have a Material Adverse Effect.

        9.10 LEASES. SCHEDULE 9.10 contains an accurate and complete list of all personal property leases to which DCS or any Existing PC is a party (as lessee or lessor). To the knowledge of DCS, each lease set forth in SCHEDULE 9.10 is in full force and effect, and no event has occurred that with the giving of notice, the passage of time or both would constitute a default thereunder.

        9.11 MATERIAL CONTRACTS. SCHEDULE 9.11 contains an accurate and complete list of all material contracts, commitments and similar agreements to which DCS or any Existing PC is a party or by which it or any of its properties are bound (including but not limited to, contracts with significant customers, joint venture or partnership agreements, contracts with any labor organizations, strategic alliances and options to purchase land). The contracts set forth on
SCHEDULE 9.11 include (a) any written agreement, contract or commitment relating to the employment of any person by DCS or any Existing PC, (b) any agreement, indenture or other instrument which contains restrictions with respect to payment of profits, dividends or any other distributions, (c) any agreement, contract or commitment relating to capital expenditures in excess of $20,000,
(d) any loan or advance to, or investment in, any Person or any agreement, contract or commitment relating to the making of any such loan, advance or investment, (e) any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person, (f) any management service, consulting or any other similar type contract, (g) any agreement, contract or commitment limiting the freedom of DCS or any Existing PC to engage in any line of business or to compete with any Person, (h) any agreement, contract or commitment which involves $20,000 or more and is not cancellable without penalty within 90 days, or (i) any other agreement, contract or commitment, the breach or nonperformance of which would reasonably be expected to cause a Material Adverse Effect. Also set forth in SCHEDULE 9.11 is a list of all proposals submitted by DCS or any Existing PC to any third party that, if accepted by such third party, would require disclosure on SCHEDULE 9.11. Each contract or agreement set forth in
SCHEDULE 9.11 is in full force and effect and to the knowledge of DCS there exists no default or event of default or event, occurrence, condition or act (including the purchase of the Assets hereunder) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder.

        9.12 PERMITS. SCHEDULE 9.12 attached hereto lists all of the governmental and other third party permits (including occupancy permits), licenses, consents and authorizations ("Permits") required in connection with the use, operation or ownership of the Assets and the conduct of the Business as currently conducted. DCS or an Existing PC holds all of the applicable Permits listed on SCHEDULE 9.12, and, to the knowledge of DCS, none is presently subject to revocation or challenge. Except as set forth on SCHEDULE 9.12, none of such Permits will be subject to revocation or termination as a result of the consummation of the transactions contemplated hereby. To the knowledge of DCS, each of the (i) dentists, orthodontists, other dental specialists and (ii) other professionals involved in providing dental care to patients (each, a "Professional") who is employed by or affiliated with DCS or an Existing PC has such Permits under laws and related governmental regulations (including, as applicable, state and local licenses to practice dentistry and federal Drug Enforcement Agency Controlled Substances Registration Certificates) as are necessary to provide dental, orthodontic and other specialty dental care in such jurisdictions, the failure of which to have would have a Material Adverse Effect; each of such Professionals has fulfilled and performed all of his or her material obligations with respect to such Permits, and no event has occurred which allows, or after notice or lapse of time (or both) would allow, revocation or termination thereof or would result in any other material impairment of the rights of the holder of such Permit; and, except as described in SCHEDULE 9.12, no such Permit contains any restrictions that are materially burdensome to the holder thereof.

        9.13 LITIGATION. Except as set forth in SCHEDULE 9.13, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or, to the knowledge of DCS, any investigation by) any governmental or other instrumentality or agency, pending, or, to the knowledge of DCS, threatened, against or affecting the properties, rights or goodwill of DCS or any Existing PC, or employees of DCS or any Existing PC, and DCS knows of no valid basis for any such action, proceeding or investigation. There are no such suits, actions, claims, proceedings or investigations pending or, to the knowledge of DCS threatened, seeking to prevent or challenge the transactions contemplated by this Agreement.

        9.14 TAXES. (a) All returns and reports for Taxes for all taxable years or periods that end on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date ("Pre-Closing Periods"), which are required to be filed by or with respect to DCS and each Existing PC (collectively, the "Returns"), have been or will be filed when due in a timely fashion and such Returns as filed are or will be accurate in all material respects.

               (b) Except as provided in SCHEDULE 9.14, there is no material action, suit, proceeding, investigation (to the knowledge of DCS), audit, or claim now pending or, to the knowledge of DCS, threatened by any authority regarding any Taxes relating to DCS or any Existing PC for any Pre-Closing Period.

               (c) Except as provided in SCHEDULE 9.14, there are no liens or security interests on any of the assets of DCS or any Existing PC that arose in connection with any failure (or alleged failure) to pay any Taxes.

               (d) Except as provided in SCHEDULE 9.14, there are no agreements for the extension or waiver of the time for assessment of any Taxes relating to DCS or any Existing PC for any Pre-Closing Period and neither DCS nor any Existing PC has been requested to enter into any such agreement or waiver.

               (e) All Taxes relating to DCS and each Existing PC which DCS or such Existing PC is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable, except with respect to such amounts being contested in good faith and as to which reserves have been recorded in the Financial Statements in accordance with GAAP.

               (f) Neither DCS nor any Existing PC is now nor has ever been a party to any Tax allocation or sharing agreement that could result in any liability to Castle West.

        9.15 INSURANCE. Set forth in SCHEDULE 9.15 is a complete list of insurance policies that DCS and each Existing PC maintains with respect to its Business and properties or on its employees. Such policies are in full force and effect, are free from any right of termination on the part of the insurance carriers arising from any event that has already occurred. DCS believes that such policies, with respect to their amounts and types of coverage, are adequate to insure against risks to which DCS, the Existing PCs and their Assets are normally exposed in the operation of the Business, subject to customary deductibles and policy limits.

        9.16 INTELLECTUAL PROPERTIES. SCHEDULE 9.16 sets forth all material Intellectual Property used by DCS and the Existing PCs in the Business and the owner of such Intellectual Property. The operation of the Business as conducted by DCS as of the Closing Date requires no rights under Intellectual Property other than rights under Intellectual Property listed on SCHEDULE 9.16 and rights granted to DCS pursuant to agreements listed on SCHEDULE 9.16. Except as otherwise set forth in SCHEDULE 9.16, as of the Closing Date, DCS will own all right, title and interest in the Intellectual Property listed in SCHEDULE 9.16. No litigation is pending or, to the knowledge of DCS, threatened wherein DCS or any Existing PC is accused of infringing or otherwise violating the Intellectual Property rights of another, or of breaching a contract conveying rights under Intellectual Property.

        9.17 COMPLIANCE WITH LAWS. Except as set forth on SCHEDULE 9.17, DCS and each of the Existing PCs operates its business in conformity, in all material respects, with all applicable statutes, common laws, ordinances, decrees, orders, rules and regulations of governmental bodies including, without limitation, those relating to the practice of dentistry (including the management or operation of dental offices), the splitting of professional fees with non-dentists, the ownership or control of the assets of a dental practice, the employment of dentists, orthodontists, other dental specialists or other personnel, the content of advertising, the making of payments in consideration for referrals of patients, limitations on tasks that may be delegated by a dentist to other staff members, the business of insurance and reimbursement by governmental agencies. Except as set forth on SCHEDULE 9.17, DCS is not aware of any existing or imminent matter which could reasonably be expected to have a Material Adverse Effect. Except as set forth on SCHEDULE 9.17, DCS's business practices do not violate any foreign, federal or state laws regarding dentist ownership of (or financial relationship with), and referral to, entities providing dentistry-related goods or services, or laws respecting financial interests held by dentists in entities to which they may refer patients for the provision of dentistry-related goods or services.

        9.18 EMPLOYMENT RELATIONS. (a) Neither DCS nor any Existing PC is or has engaged in any unfair labor practice; (b) to the knowledge of DCS, no representation question exists respecting the employees of DCS or any Existing PC; (c) neither DCS nor any Existing PC has been notified of any grievance that could reasonably be expected to have a Material Adverse Effect and no arbitration proceeding arising out of or under any collective bargaining agreement is pending; and(d) no collective bargaining agreement is currently being negotiated by DCS or any Existing PC.

        9.19 EMPLOYEE BENEFIT PLANS. DCS has delivered to CDC true and complete copies of all employee benefit plans, policies, programs and arrangements and all related contracts, agreements and other descriptions thereof with respect to the employee benefits provided to the employees of the Business prior to the Closing Date (the "Plans"). Each of the Plans has, to the knowledge of DCS, been maintained in compliance with its terms and the requirements of all applicable laws. None of the Plans is subject to Title IV of ERISA or the minimum funding obligations of Section 912 of the Code, and neither DCS nor any entity required to be aggregated therewith pursuant to Section 414(b) or (c) of the Code has any liability under Title IV of ERISA or under Section 412(f) or 412(n) of the Code.

        9.20 ENVIRONMENTAL LAWS AND REGULATIONS. Except as set forth in SCHEDULE 9.20, (a) Hazardous Materials have not been generated, used, treated or stored on, or transported to or from, any Property by DCS or the Existing PCs, their authorized agents or their independent contractors (including suppliers) or any property adjoining any Property, (b) Hazardous Materials have not been Released or disposed of by DCS or the Existing PCs, their authorized agents or their independent contractors (including suppliers) on any Property or any property adjoining any Property except such Releases which do not violate any Environmental Laws, (c) DCS is in compliance with all applicable Environmental Laws and the requirements of any Permits issued under such Environmental Laws with respect to any Property, (d) there are no pending or, to the knowledge of DCS, threatened Environmental Claims against DCS, the Existing PCs or any Property, (e) there are no facts or circumstances, conditions, pre-existing conditions or occurrences on any Property known to DCS that could reasonably be expected (A) to form the basis of an Environmental Claim against DCS or any Property or (B) to cause such Property to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law, (f) to the knowledge of DCS, there are not now and there never have been any underground storage tanks located on any Property, and (g) neither DCS nor any Existing PC has transported or stored Hazardous Materials.

        9.21 INTERESTS IN CUSTOMERS. SUPPLIERS. ETC. Except as set forth in
SCHEDULE 9.21 or for relationships with Affiliates, DCS does not possess, directly or indirectly, any financial interest in, and no DCS officer, director or Member serves as a director, officer or employee of, any person which is a supplier, customer, lessor, lessee, or competitor of DCS.

        9.22 COMPENSATION OF EMPLOYEES. Set forth in SCHEDULE 9.22 is an accurate and complete list showing the names of all persons whose compensation from DCS or the Existing PCs for the period ended on the Balance Sheet Date exceeded an annualized rate of $20,000, together with a statement of the full amount paid or payable to each such person for services rendered during the current fiscal year to date.

        9.23 PAYORS. SCHEDULE 9.23 sets forth the ten largest payors of DCS and the Existing PCs for the most recently completed fiscal year. To the knowledge of DCS, the relationship of DCS and the Existing PCs with each such payor as of the date of this Agreement is a good commercial working relationship, and except as set forth in SCHEDULE 9.23 no significant payor has canceled or otherwise terminated or, to the knowledge of DCS, threatened to cancel or otherwise terminate its relationship with DCS or the Existing PCs within the last three years.

        9.24 ACCOUNTS RECEIVABLE: ACCOUNTS PAYABLE. Except as set forth on
SCHEDULE 9.24, the Accounts Receivable are collectible in the ordinary course of business, net of the reserves established with respect thereto. Except as set forth on SCHEDULE 9.24, there has been no material change since the Balance Sheet Date (other than in the ordinary course of business) in the amount of the Accounts Receivable or other fees or debts due to DCS or the Existing PCs or the allowances with respect thereto, or in the amount of Accounts Payable of DCS or the Existing PCs, from that disclosed to CDC and Castle.

        9.25 DISCLOSURE. None of this Agreement, the Financial Statements, any Schedule, Exhibit or certificate attached hereto or delivered in accordance with the terms hereof contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

        9.26 BROKER'S OR FINDER'S FEES. Other than the fee payable to TR Capital, no agent, broker, Person or firm acting on behalf of DCS is, or will be, entitled to any fee, commission or broker's or finder's fees in connection with this Agreement or any of the transactions contemplated hereby.

        9.27 COPIES OF DOCUMENTS. DCS has caused to be made available for inspection, review and copying by Castle and its advisers, true, complete and correct copies of all documents referred to in this Article IX or in any Schedule attached hereto.

        9.28 SUBSEQUENT EVENTS. Subsequent to September 30, 1997, DCS has not sustained any material loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which is not disclosed in the Financial Statements; and subsequent to the respective dates as of which information is given in the Financial Statements, there has not been any material adverse change, or any development involving a prospective material adverse change, in the general affairs, management, business, prospects, financial position, net worth or results of operations of DCS or any Existing PC, except in each case as described in the Financial Statements.

        9.29 ACCOUNTING CONTROLS. DCS's system of internal accounting controls is sufficient to meet the broad objectives of internal accounting controls insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to DCS's financial statements, its Accounts Receivable and its Accounts Payable.

        9.30 UNAUTHORIZED USE OF FUNDS. Neither DCS nor any of the Existing PCs, nor to the knowledge of DCS, any director, officer, agent, employee or other person acting on behalf of DCS has (i) used, or authorized the use of, any corporate or other funds for unlawful payments, contributions, gifts or entertainment, (ii) made unlawful expenditures relating to political activity to government officials or others, or (iii) established or maintained any unlawful or unrecorded funds in violation of any federal, state, local or foreign law or regulation, including Section 30A of the Exchange Act. Neither DCS nor, to the knowledge of DCS, any director, officer, agent, employee or other person acting on behalf of DCS has accepted or received any unlawful contributions, payments, gifts or expenditures.

                                    ARTICLE X

                         REPRESENTATIONS AND WARRANTIES
                                OF CASTLE AND CDC

        Castle and CDC jointly and severally represent and warrant to DCS, Holdings, the DCS Members, the Holdings Members, the Corporate B Members and the Corporate C Members as follows:

        10.1 EXISTENCE AND GOOD STANDING: POWER AND AUTHORITY. Castle and each subsidiary of Castle (as used herein, the term "subsidiary" includes any corporation, limited liability company, joint venture, partnership or other entity in which Castle or any subsidiary of Castle (including CDC) has a direct or indirect ownership interest) is duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization with full power and authority to own its properties and conduct its business as now conducted and is duly qualified or authorized to do business and is in good standing in all jurisdictions wherein the nature of its business or the character of property owned or leased may require it to be authorized or qualified to do business except where the absence of which would have a Material Adverse Effect. Castle and each subsidiary holds all licenses, consents and approvals, and has satisfied all eligibility and other similar requirements imposed by federal and state regulatory bodies, administrative agencies or other governmental bodies, agencies or officials, in each case as required for the conduct of the business in which it is engaged. Each of Castle and CDC has full legal right, power and authority to enter into this Agreement and this Agreement has been duly authorized, executed and delivered by Castle and CDC and constitutes a valid and binding agreement of Castle and CDC enforceable against Castle and CDC in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

        10.2 NO VIOLATIONS. No consent, approval, authorization or order of any court or governmental agency or body or third party is required for the performance of this Agreement by Castle or any subsidiary or the consummation by Castle or any subsidiary of the transactions contemplated hereby, except such as have been obtained or may be required under the Securities Act or state Blue sky laws. Except for the consent required under that certain registration rights agreement dated as of December 18, 1995, with purchasers of Castle's Series A Convertible Preferred Stock and certain other parties (the "Original Registration Rights Agreement") to the demand registration rights contained in the Registration Rights Agreement, the issuance of the Common Stock by Castle contemplated by this Agreement, Castle's and CDC's performance of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach or violation of, or conflict with, any of the terms or provisions of, or constitute a default by Castle or any subsidiary or under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Castle or any subsidiary is a party or to which Castle or any subsidiary or any of their respective properties is subject, the certificate of incorporation, bylaws or other governing instrument of Castle or any subsidiary or any statute or any judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to Castle, any subsidiary or any of their respective properties. Neither Castle or any subsidiary is in violation of its certificate of incorporation, bylaws or other governing instrument or any law, administrative rule or regulation or arbitrators' or administrative or court decree, judgment or order or in violation or default (there being no existing state of facts which with notice or lapse of time or both would constitute a default) in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, deed of trust, mortgage, loan agreement, note, lease, agreement or other instrument or Permit to which it is a party or by which it or any of its properties is or may be bound.

        10.3 CAPITAL STOCK. The capitalization of Castle as of September 30, 1997 is as set forth in its Quarterly Report on Form 10-Q for the period ended September 30, 1997, filed with the Commission, and Castle's capital stock conforms to the description thereof contained in the Prospectus. All the issued shares of capital stock of Castle have been duly authorized and validly issued, are fully paid and nonassessable. None of the issued shares of capital stock of Castle have been issued in violation of any preemptive or similar rights. The Common Stock issuable by Castle hereunder has been duly and validly authorized and, upon issuance and delivery and payment therefor in the manner herein described, will be validly issued, fully paid and nonassessable. Except as set forth in the Prospectus, provided for herein or provided in other documents pursuant to which Castle has agreed to acquire other dental practice businesses,
(i) Castle does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock and
(ii) there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the transfer of, any shares of Common Stock pursuant to Castle's certificate of incorporation, bylaws or any agreement or other instrument to which Castle is a party or by which it may be bound.

        10.4 LITIGATION. Except as described in the Prospectus, there is not pending, or to the knowledge of Castle threatened, any legal or governmental action, suit, proceeding, inquiry or investigation, to which Castle, any of its subsidiaries or any of their respective officers or directors is a party, or to which their respective property is subject, before or brought by any court or governmental agency or body, wherein an unfavorable decision, ruling or finding could prevent or materially hinder the consummation of this Agreement or result in a material adverse change in the business condition (financial or other), prospects, financial position, net worth or results of operations of Castle or any of its subsidiaries.

        10.5 COMPLIANCE WITH LAWS. Castle and each of its subsidiaries operates its business in conformity, in all material respects, with all applicable statutes, common laws, ordinances, decrees, orders, rules and regulations of governmental bodies including, without limitation, those relating to the practice of dentistry (including the management or operation of dental offices), the splitting of professional fees with non-dentists, the ownership or control of the assets of a dental practice, the employment of dentists, orthodontists, other dental specialists or other personnel, the content of advertising, the making of payments in consideration for referrals of patients, limitations on tasks that may be delegated by a dentist to other staff members, the business of insurance and reimbursement by governmental agencies. Castle and each of its subsidiaries has all licenses, approvals, consents or Permits to operate its businesses in all locations in which such businesses are currently being operated, and, except as described in the Prospectus, such Permits contain no restrictions that are materially burdensome. Castle is not aware of any existing or imminent matter which may materially adversely impact its, any of its subsidiaries' operations or business prospects other than as specifically disclosed in the Prospectus. Each of the Professionals who is employed by or affiliated with Castle has such Permits under laws and related governmental regulations (including, as applicable, state and local licenses to practice dentistry and federal Drug Enforcement Agency Controlled Substances Registration Certificates) as are necessary to provide dental, orthodontic and other specialty dental care in such jurisdictions, the failure of which to have would have a material adverse effect on Castle; each of such Professionals has fulfilled and performed all of his or her material obligations with respect to such Permits, and no event has occurred which allows, or after notice or lapse of time (or both) would allow, revocation or termination thereof or would result in any other material impairment of the rights of the holder of such Permit; and, except as described in the Prospectus, no such Permit contains any restrictions that are materially burdensome to the holder thereof. Castle's business practices do not violate any foreign, federal or state laws regarding dentist ownership of (or financial relationship with), and referral to, entities providing dentistry-related goods or services, or laws respecting financial interests held by dentists in entities to which they may refer patients for the provision of dentistry-related goods or services.

        10.6 FINANCIAL STATEMENTS. The historical financial statements, together with the related schedules and notes, of Castle included in the Prospectus and in its Exchange Act reports, conform to the requirements of the Securities Act or the Exchange Act, as appropriate. Such historical financial statements fairly present the financial position of Castle at the respective dates indicated in accordance with generally accepted accounting principles applied on a consistent basis for the periods indicated.

        10.7 SUBSEQUENT EVENTS. Subsequent to September 30, 1997, Castle has not sustained any material loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which is not disclosed in the Prospectus; and subsequent to the respective dates as of which information is given in the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in the general affairs, management, business, prospects, financial position, net worth or results of operations of Castle, except in each case as described in the Prospectus or the Exchange Act reports.

        10.8 TITLE TO PROPERTY. Except as described in the Prospectus, Castle and each of its subsidiaries has good and marketable title to all real and material personal property owned by it, free and clear of all liens, charges, encumbrances or defects, except those reflected in the financial statements hereinabove described. The real and personal property and buildings referred to in the Prospectus which are leased from others by Castle or its subsidiaries are held under valid, subsisting enforceable leases. Castle or its subsidiaries owns or leases all such properties as are necessary to their respective operations as now conducted.

        10.9 ACCOUNTING CONTROLS. Castle's system of internal accounting controls is sufficient to meet the broad objectives of internal accounting controls insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to Castle's financial statements.

        10.10 TAXES. Castle and each of its subsidiaries has filed all foreign, federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes shown as due therefrom to the extent such taxes have become due and are not being contested in good faith; and there is no tax deficiency that has been, nor does Castle have knowledge of any tax deficiency which is likely to be, asserted against Castle, any of its subsidiaries, which if determined adversely could materially and adversely affect the earnings, assets, affairs, business prospects or condition (financial or other) of Castle.

        10.11 NO VIOLATION. Neither Castle nor any of its subsidiaries is in material violation of any federal, state, local or foreign law or regulation relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic materials, and Castle and each of its subsidiaries has received all Permits, licenses or other approvals required of it under applicable federal, state and foreign occupational safety and health and environmental laws and regulations to conduct its respective businesses, and Castle and each of its subsidiaries is in compliance with all terms and conditions of any such Permit, license or approval, except any such violation of law or regulation, failure to receive required Permits, licenses or other approvals or failure to comply with the terms and conditions of such Permits, licenses or approvals which would not result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or prospects of Castle.

        10.12 REGULATORY COMPLIANCE. Neither Castle nor any of its subsidiaries has failed to file with the applicable regulatory authorities any statements, reports, information or forms required by all applicable laws, regulations or orders; all such filings or submissions were in compliance with applicable laws when filed, and no deficiencies have been asserted by any regulatory commission, agency or authority with respect to such filings or submissions. Neither Castle nor any of its subsidiaries has failed to maintain in full force and effect any licenses, registrations or Permits necessary or proper for the conduct of its business, or received any notification that any revocation or limitation thereof is threatened or pending, and there is not to the knowledge of Castle pending any change under any law, regulation, license or Permit which could materially adversely affect the business, operations, property or business prospects of Castle. Neither Castle nor any of its subsidiaries has received any notice of violation of or been threatened with a charge of violating or is under investigation with respect to a possible violation of any provision of any law, regulation or order.

        10.13 EMPLOYEE RELATIONS. No labor dispute exists or is imminent with any of the employees of Castle nor any of its subsidiaries or otherwise which could materially adversely affect Castle or any of its subsidiaries. Castle is not aware of any existing or imminent labor disturbance by employees of Castle, any of its subsidiaries which could be expected to materially adversely affect the condition (financial or otherwise), results of operations, properties, affairs, management, business affairs or business prospects of Castle.

        10.14 INTELLECTUAL PROPERTY. Castle and each of its subsidiaries owns all licenses, copyrights, trademarks, service marks and trade names presently employed by it in connection with the businesses proposed to be operated by it, and neither Castle nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, alone or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of Castle.

        10.15 INSURANCE. Castle and each of its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged and in which it proposes to engage; and neither Castle nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost.

        10.16 UNAUTHORIZED USE OF FUNDS. Neither Castle nor any of its subsidiaries, nor to the knowledge of Castle, any director, officer, agent, employee or other person acting on behalf of Castle has (i) used, or authorized the use of, any corporate or other funds for unlawful payments, contributions, gifts or entertainment, (ii) made unlawful expenditures relating to political activity to government officials or others, or (iii) established or maintained any unlawful or unrecorded funds in violation of any federal, state, local or foreign law or regulation, including Section 30A of the Exchange Act. Neither Castle nor, to the knowledge of Castle, any director, officer, agent, employee or other person acting on behalf of Castle has accepted or received any unlawful contributions, payments, gifts or expenditures.

        10.17 BROKER'S OR FINDER'S FEES. Other than the GulfStar Group, no agent, broker, Person or firm acting on behalf of Castle or CDC is, or will be, entitled to any fee, commission or broker's or finder's fee in connection with this Agreement or any of the transactions contemplated hereby.

                                   ARTICLE XI

                    REPRESENTATIONS AND WARRANTIES OF MEMBERS

        Each DCS Member and his or her Corporate B Member jointly and severally represent and warrant (with such representations and warranties being joint and several only with respect to such DCS Member and his or her Corporate B Member, not with respect to any other Member, whose representations and warranties are several and not joint) to Castle and CDC, and each Holdings Member and his or her Corporate C Member jointly and severally represent and warrant (with such representations and warranties being joint and several only with respect to such Holdings Member and his or her Corporate C Member, not with respect to any other Member, whose representations and warranties are several and not joint) to Castle and CDC as follows (each of the representations and warranties by or with respect to a Corporate B Member, Corporate C Member or Holdings Member shall only be made after the formation thereof and the execution and delivery by each of such Members of this Agreement):

        11.1 AUTHORIZATION AND VALIDITY OF AGREEMENT. Each Member has full power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each Corporate B Member and Corporate C Member and the consummation by them of the transactions contemplated hereby, have been duly authorized and approved by the Board of Directors of such Member, and no other action on the part of any Member is necessary to authorize the execution, delivery and performance of this Agreement by such Member or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Member and is a valid and binding obligation of each such Member enforceable against each in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

        11.2 MEMBERSHIP INTERESTS. The outstanding membership interest in DCS set forth next to each DCS Member's name on Schedule B hereto is owned beneficially and of record by such DCS Member free and clear of any Encumbrances. Except as contemplated by this Agreement, no outstanding options, warrants or rights to acquire membership interests in DCS exist. Upon issuance in accordance with the terms of this Agreement, the membership interest in Holdings set forth next to each Holdings Member's name on Schedule B hereto will be owned beneficially and of record by such Holdings Member free and clear of any Encumbrances. All of the outstanding membership interests in Holdings have been duly and validly authorized and upon issuance in accordance with the terms of this Agreement, will be fully paid and nonassessable. Except as contemplated by this

Agreement, no outstanding options, warrants or rights to acquire membership interests in Holdings exist.

        11.3 CAPITAL STOCK. Each Corporate B Member and Corporate C Member is a corporation duly organized and validly existing under the laws of the state of its incorporation. All of the outstanding shares of capital stock of each Corporate B Member and each Corporate C Member are owned beneficially and of record by the DCS Member or Holdings Member listed next to such Member's name on Schedule A hereto free and clear of any Encumbrances. All of the shares of capital stock of each DCS Member's Corporate B Member and each Holdings Member's Corporate C Member have been duly and validly authorized and issued, and are fully paid and nonassessable. No outstanding options, warrants or rights to acquire capital stock of any DCS Member's Corporate B Member or any Holdings Member's Corporate C Member exist.

        11.4 STATUS OF CORPORATE B MEMBERS AND CORPORATE C MEMBERS. Each Corporate B Member has been recently formed by the DCS Member set forth opposite its name on Schedule A hereto and prior to the date hereof has conducted no business operations other than those necessary to consummate the transactions contemplated herein. Each Corporate C Member has been recently formed by the Holdings Member set forth opposite its name on Schedule A hereto and prior to the date hereof has conducted no business operations other than those necessary to consummate the transactions contemplated herein.

        11.5 MEMBERSHIP INTERESTS FOLLOWING CONTRIBUTION. Following the contribution of each DCS Member's membership interest in DCS to such DCS Member's Corporate B Member in accordance with the terms of this Agreement, the membership interest in DCS set forth next to such DCS Member's name on Schedule B hereto will be owned beneficially and of record by such DCS Member's Corporate B Member free and clear of any Encumbrances. Following the contribution of each Holdings Member's membership interest in Holdings to such Holdings Member's Corporate C Member in accordance with the terms of this Agreement, the membership interest in Holdings set forth next to such Holdings Member's name on Schedule B hereto will be owned beneficially and of record by such Holdings Member's Corporate C Member free and clear of any Encumbrances.

        11.6 CONSENTS AND APPROVALS: NO VIOLATIONS. Except as set forth on
SCHEDULE 11.6, the execution, delivery and performance of this Agreement by each Member and the consummation by any such Member of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time or both: (a) violate, conflict with, or result in a breach or default under any provision of the organizational documents of such Member; (b) violate any statute, ordinance, rule, regulation, order, judgment or decree of any court or of any governmental or regulatory body, agency or authority applicable to such Member by which any of such Member's properties or assets may be bound; (c) require any filing by such Member with, or require such Member to obtain any Permit, consent or approval of, or require such Member to give any notice to, any governmental or regulatory body, agency or authority other than as set forth in SCHEDULE 11.6 attached hereto or as may be required under the Securities Act or state Blue sky laws; or (d) result in a violation or breach by such Member of, conflict with, constitute (with or without due notice or lapse of time or both) a default by such Member (or give rise to any right of termination, cancellation, payment or acceleration) under or result in the creation of any Encumbrance upon any of the properties or assets of such Member under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, franchise, Permit, agreement, lease, franchise agreement or other instrument or obligation to which such Member is a party, or by which such Member or any of its properties or assets may be bound.

        11.7 LITIGATION. Except as set forth on SCHEDULE 11.7, There is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or, to the knowledge of such Member, any investigation by) any governmental or other instrumentality or agency, pending, or, to the knowledge of any Member, threatened, against or affecting the properties, rights or goodwill of such Member or its employees, except where such Proceeding would not have a material adverse effect on such Member and such Member knows of no valid basis for any such action, proceeding or investigation. There are no such Proceedings pending or, to the knowledge of such Member, threatened, seeking to prevent or challenge the transactions contemplated by this Agreement.

        11.8 COMPLIANCE WITH LAWS. To the knowledge of each Member, such Member is in compliance with all applicable laws, regulations, orders, judgments and decrees applicable to its business, except where any noncompliance would not have a material adverse effect on such Member.

        11.9   INVESTMENT REPRESENTATIONS.

               (a) Each DCS Member and Holdings Member understands that the Common Stock and the Notes (collectively, the "Securities") have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the representations of such Members contained in this Agreement.

               (b) Each DCS Member and Holdings Member, in consultation with his or her accountants, attorneys and financial advisors, has the requisite experience in evaluating and investing in private placement transactions of securities so that he or she is capable of evaluating the merits and risks of his or her investment in Castle and has the capacity to protect his or her own interests. Each DCS Member and Holdings Member understands that he or she must bear the economic risk of this investment indefinitely unless the Securities are registered pursuant to the Securities Act or unless an exemption from registration is available. Each DCS Member and Holdings Member also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow him or her to transfer all or any portion of the Securities under the circumstances, in the amounts or at the times it might propose.

               (c) Each DCS Member and Holdings Member who acquires Securities pursuant to any of the transactions contemplated by this Agreement is acquiring such Securities for his or her own account for investment only, and not with a view towards distribution.

               (d) Each DCS Member and Holdings Member represents that by reason of his or her business or financial experience, he or she has the capacity to protect his or her own interests in connection with the transactions contemplated in this Agreement.

               (e) Each DCS Member and Holdings Member represents that he or she is an accredited investor within the meaning of Regulation D under the Securities Act.

               (f) Each DCS Member and Holdings Member acknowledges that the Securities have been offered to such Member without any form of general solicitation or advertising of any type by or on behalf of Castle or any of its officers, directors, shareholders, employees, agents, attorneys or representatives.

               (g) Each DCS Member and Holdings Member has reached the age of majority in the state in which such Member resides, has adequate means of providing for such Member's current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Securities, has no need for liquidity in such investment, and is able to withstand a complete loss of such investment.

               (h) Each DCS Member and Holdings Member acknowledges and understands that no federal or state agency has passed on the fairness of the investment in the Securities, nor made any recommendation or endorsement of the Securities, and that there is a significant risk of loss of all or a portion of such Member's investment in the Securities.

               (i) Each DCS Member and Holdings Member acknowledges that Castle and Castle's officers, directors, agents, attorneys and other representatives are relying on the representations and warranties set forth herein, and would not issue the Securities to such Member but for the execution and delivery of this Agreement by such Member.

        11.10 DISCLOSURE. Each DCS Member and Holdings Member acknowledges receipt of a copy of Castle's prospectus dated September 12, 1997 (the "Prospectus"), relating to Castle's initial public offering of its Common Stock. Each DCS Member and Holdings Member has carefully reviewed the Prospectus and has been given the opportunity to discuss any questions relating thereto with members of Castle's management. Each DCS Member and Holdings Member has also received a copy of Castle's Report on Form 10-Q for the quarter ended September 30, 1997, in the form filed with the Commission.


                                   ARTICLE XII

                CONDITIONS TO OBLIGATIONS OF DCS AND THE MEMBERS

        Subject to the satisfaction of the conditions to closing set forth herein, the closing (the "Closing") of the transactions contemplated in Section 2.1, Section 2.2, Section 2.4, Section 3.1, Article IV, Article V and Section
6.1 hereof shall be held at the offices of Boyer, Ewing & Harris

Incorporated, Nine Greenway Plaza, Suite 3100, Houston, Texas 77046 on or before March 31, 1998, or such other place, date and time as may be mutually agreed upon by the parties hereto. Such time and date are referred to herein as the "Closing Date."

        The obligations of DCS and the Members to consummate the transactions contemplated hereby shall be subject to the satisfaction (or waiver by the party entitled to performance) on or prior to the Closing Date of all of the following conditions:

        12.1 TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Castle and CDC contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, and each of Castle and CDC shall have delivered to DCS on the Closing Date a certificate of an authorized officer, dated the Closing Date, to such effect.

        12.2 PERFORMANCE OF AGREEMENTS. Each and all of the agreements and covenants of Castle and CDC to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects, and each of Castle and CDC shall have delivered to DCS a certificate of an authorized officer, dated the Closing Date, to such effect.

        12.3 NO LITIGATION THREATENED. No action or proceedings shall have been instituted before a court or other governmental body or by any public authority to restrain or prohibit any of the transactions contemplated hereby, and each of Castle and CDC shall have delivered to DCS a certificate of an authorized officer, dated the Closing Date, to such effect to the best knowledge of such officer.

        12.4 GOVERNMENTAL APPROVALS. All governmental consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received other than any filings required to register any of the shares of Common Stock issuable hereunder under the Securities Act or pursuant to state Blue Sky laws or filings required to include such shares of Common Stock on the Nasdaq National Market.

        12.5 PROCEEDINGS. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to DCS and its counsel, and DCS shall have received copies of all such documents and other evidence as it or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

        12.6 SECRETARY'S AND GOOD STANDING CERTIFICATES. DCS shall have received a certificate of the secretary or any assistant secretary of each of Castle and CDC certifying as to the following attachments: (a) its articles of incorporation (certified by the Secretary of State of or other appropriate governmental authority of its state of incorporation); (b) its bylaws; (c) the resolutions of its board of directors respecting the transactions contemplated hereby; and (d) a certificate respecting the incumbency and true signatures of its officers who executed this Agreement and any related documents. DCS shall have received recently dated good standing and existence certificates respecting Castle, CDC and Castle West.

        12.7 REGISTRATION RIGHTS AGREEMENT. Each DCS Member and Holdings Member shall have entered into and delivered a Registration Rights Agreement with Castle.

        12.8 LEGAL OPINION. Castle shall have delivered to DCS an opinion of its counsel in form and substance reasonably satisfactory to DCS and its counsel.

        12.9 CONSENTS. Each of the consents referred to in SCHEDULE 9.4 attached hereto shall have been obtained. The consent of Castle's lender and the appropriate parties to the Original Registration Rights Agreement shall have been obtained.

        12.10 EXHIBITS AND SCHEDULES. The parties hereto shall have agreed to the final form of each of the Exhibits and Schedules to be attached hereto and incorporated herein by reference.

        12.11 FORMATION OF ENTITIES. The parties hereto shall have formed CDC, Castle West, Holdings, the Corporate B Members and the Corporate C Members and each of them shall have executed a counterpart of this Agreement and agreed to be bound by the terms hereof.

        12.12 SHAREHOLDERS' AGREEMENT. CDC, DCS, Holdings and each of the Members shall have entered into and delivered the Shareholders' Agreement.

        12.13 CASTLE BOARD APPROVAL. Castle's board of directors shall approved the execution of this Agreement and the agreements contemplated hereby and shall have authorized the issuance of, and reserved for issuance, the shares of Common Stock issuable hereunder and thereunder.

                                  ARTICLE XIII

                  CONDITIONS TO CASTLE'S AND CDC'S OBLIGATIONS

        The obligations of Castle and CDC under this Agreement to consummate the transactions contemplated hereby shall be subject to the satisfaction (or waiver by Castle and CDC) on or prior to the Closing Date of all of the following conditions:

        13.1 TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of DCS and each Member contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date; and DCS and each Member shall have delivered to Castle and CDC on the Closing Date a certificate of an authorized officer or representative, as appropriate, dated the Closing Date, to such effect.

        13.2 PERFORMANCE OF AGREEMENTS. Each and all of the agreements and covenants of DCS and each Member to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects, and DCS and each Member shall have delivered to Castle and CDC a certificate of an authorized officer or representative, as appropriate, dated the Closing Date, to such effect.

        13.3 NO LITIGATION THREATENED. No action or proceedings shall have been instituted before a court or other governmental body or by any public authority to restrain or prohibit any of the transactions contemplated hereby, and DCS and each Member shall have delivered to Castle and CDC a certificate of an authorized officer or representative, as appropriate, dated the Closing Date, to such effect to the best knowledge of such officer or representative.

        13.4 GOVERNMENTAL APPROVALS. All governmental consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received other than any filings required to register any of the shares of Common Stock issuable hereunder under the Securities Act or pursuant to state Blue Sky laws or filings required to include such shares of Common Stock on the Nasdaq National Market.

        13.5 CONSENTS. Each of the consents referred to in SCHEDULE 9.4 attached hereto shall have been obtained, and Castle shall have also received the consent of all other parties, including its senior lender and the parties to the Original Registration Rights Agreement (to the extent required), whose consent is required to permit Castle to perform its obligations hereunder.

        13.6 LEGAL OPINION. DCS shall have delivered to CDC and Castle an opinion of its counsel in form and substance reasonably satisfactory to Castle and its counsel.

        13.7 PROCEEDINGS. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to CDC and its counsel, and CDC shall have received copies of all such documents and other evidence as it or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

        13.8 DUE DILIGENCE. CDC shall have satisfactorily completed a due diligence review of DCS, the Existing PCs and the Business and shall not have determined, in the exercise of its reasonable discretion, that the information obtained from such review materially and adversely affects its appraisal of the business, prospects and financial condition of DCS and the Existing PCs taken as a whole or the Business.

        13.9 SECRETARY'S AND GOOD STANDING CERTIFICATES. Castle and Purchase shall have received a certificate of the secretary or any assistant secretary of DCS and each Corporate B Member and Corporate C Member certifying as to the following attachments: (a) its articles or certificate of incorporation or organization (certified by the Secretary of State of or other appropriate governmental authority of its state of incorporation or organization); (b) its bylaws or operating agreement; (c) the resolutions of its board of directors (or similar governing body) respecting the transactions contemplated hereby; and (d) a certificate respecting the incumbency and true signatures of its officers (or other representatives) who executed this Agreement and any related documents. Castle and CDC shall have received recently dated good standing and existence certificates respecting Castle West, Holdings, DCS and each Corporate B Member and Corporate C Member.

        13.10 SHAREHOLDERS' AGREEMENT. Each Member, DCS, Holdings and CDC shall have entered into a Shareholders' Agreement.

        13.11 ACQUISITION OF ASSETS OF THE EXISTING PCS. DCS shall have acquired all of the Assets of the Existing PCs other than Excluded Assets and shall have assumed all of the Liabilities of the Existing PCs other than Excluded Liabilities. DCS shall have entered into "market value" leases of the real property owned by the Existing PCs on terms and conditions reasonably acceptable to CDC.

        13.12 NON-COMPETITION AGREEMENT. Each DCS Member shall have entered into a Non-Competition Agreement.

        13.13 EXHIBITS AND SCHEDULES. The parties hereto shall have agreed to the final form of each of the Exhibits and Schedules to be attached hereto and incorporated herein.

        13.14 FORMATION OF ENTITIES. The parties hereto shall have formed CDC, Castle West, Holdings, the Corporate B Members and the Corporate C Members and each of them shall have executed a counterpart of this Agreement and agreed to be bound by the terms hereof.

        13.15 SUBORDINATION AGREEMENT. DCS shall have entered into the Subordination Agreement.

                                   ARTICLE XIV

                        COVENANTS OF DCS AND THE MEMBERS

        DCS and each Member hereby covenants and agrees with CDC and Castle as follows:

        14.1 COOPERATION BY DCS AND THE MEMBERS. DCS and the Members shall use their reasonable best efforts to cooperate with CDC and Castle to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties as shall be required in order to enable DCS and the Members to effect the transactions contemplated on their part hereby, and DCS and the Members shall otherwise use their reasonable best efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof and to cause all conditions contained in this Agreement over which they have control to be satisfied. DCS and the Members further agree to deliver to CDC and Castle prompt written notice of any event or condition which if it existed on the date of this Agreement, would result in any of the representations and warranties of DCS or any Member contained herein being untrue in any material respect.

        14.2 CONDUCT OF BUSINESS. Except as CDC may otherwise consent to in writing, between the date hereof and the Closing Date, DCS shall, (a) conduct the Business only in the ordinary course, (b) use reasonable efforts to keep available the services of its employees and maintain satisfactory relationships with licensors, suppliers, lessors, distributors, customers, clients and others with respect to the Business, (c) maintain, consistent with past practice and good business judgment, all its material assets in customary repair, order and condition, ordinary wear and tear excepted, and insurance upon all its material assets used in the conduct of the Business in such amounts and of such kinds comparable to that in effect on the date hereof, to the extent available at current premiums, and (d) maintain its books and records in the usual, regular and ordinary manner, on a basis consistent with past practice. DCS shall be allowed, however, to distribute its net profits arising prior to the Closing Date to the DCS Members so long as such distribution does not result in the Business having a shortage of available cash necessary to carry on its operations consistent with past practice.

        14.3 EXCLUSIVE DEALING. During the period from the date of this Agreement to the earlier of the Closing Date or the termination of this Agreement, none of DCS and the Members shall take any action to, directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any Person other than Castle or its Affiliates, concerning any sale of the Assets or the Business or any material part thereof or a similar transaction involving any of DCS or the Members.

        14.4 REVIEW OF THE ASSETS. CDC may, prior to the Closing Date, through its representatives, review (a) the assets of DCS and the Existing PCs, (b) the complete working papers of DCS's and the Existing PCs' certified public accountants used in their preparation of financial statements for DCS and the Existing PCs and (c) the books and records of DCS and the Existing PCs and to otherwise review the financial and legal condition of DCS and the Existing PCs as CDC deems necessary or advisable to familiarize itself with the Business and related matters. Such review shall occur only during normal business hours upon reasonable notice by CDC. DCS shall permit CDC and its representatives to have, after the execution of this Agreement, full access to employees of DCS and the Existing PCs who can furnish CDC with financial and operating data and other information with respect to the Business as CDC shall from time to time reasonably request.

        14.5 ACQUISITION OF ASSETS OF THE EXISTING PCS. Prior to the Closing, DCS shall acquire all of the Assets of the Existing PCs other than Excluded Assets and shall assume all of the Liabilities of the Existing PCs other than Excluded Liabilities. DCS shall enter into "market value" leases of the real property owned by the Existing PCs on terms and conditions reasonably acceptable to CDC.

        14.6 FORMATION OF ENTITIES. Prior to the Closing, each DCS Member will form a Corporate B Member and cause such Corporate B Member to enter into and deliver this Agreement and perform its obligations hereunder and each Holdings Member will form a Corporate C Member and cause such Corporate C Member to enter into and deliver this

Agreement and perform its obligations hereunder. At or prior to the Closing, assuming all of the other conditions precedent to Closing have been met or waived, CDC and DCS shall form Castle West and cause Castle West to enter into and deliver this Agreement and the Holdings Members will form Holdings and cause Holdings to enter into and deliver this Agreement and perform its obligations hereunder.

        14.7 EXHIBITS AND SCHEDULES. DCS and each of the Members agrees to use its best efforts to negotiate, prepare and deliver final version of each of the Exhibits and Schedules contemplated by this Agreement in order that all such Exhibits and Schedules shall be finalized no later than March 23, 1998.

        14.8 FURTHER ASSURANCES. At any time or from time to time after the Closing Date, DCS shall, at the reasonable request of Castle West and at Castle West's expense, execute and deliver any further instruments or documents and take all such further action as Castle West may reasonably request in order to consummate and make effective the contribution of the Assets and the assumption of the Assumed Obligations pursuant to this Agreement or any other transaction contemplated hereby.

        14.9 HOLDINGS LIMITED AGREEMENT. Following the Closing, the Holdings Members and the Corporate C Members shall not (i) amend the Holdings Limited Agreement if the effect of such an amendment would be to materially interfere with the economic expectations of CDC and Castle (based on the Holdings Limited Agreement as in effect on the Closing Date) with respect to the Corporate C Member's Merger Option or CDC's Call Option or CDC's ownership of membership interests in Holdings on a going-forward basis arising as a result of the exercise of the aforementioned options or (ii) vote to dissolve Holdings.

                                   ARTICLE XV

                           COVENANTS OF CASTLE AND CDC

        Castle and CDC hereby covenant and agree with DCS and the Members as follows:

        15.1 COOPERATION BY CASTLE AND CDC. Castle and CDC will use their reasonable best efforts to cooperate with DCS and the Members, to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties as shall be required in order to enable Castle and CDC to effect the transactions contemplated on their part hereby, and Castle and CDC shall otherwise use their reasonable best efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof and to cause all conditions contained in this Agreement over which they have control to be satisfied. Castle and CDC further agree to deliver to DCS and the Members prompt written notice of any event or condition, which if it existed on the date of this Agreement, would result in any of the representations and warranties of Castle and CDC contained herein being untrue in any material respect.

        15.2 BOOKS AND RECORDS; PERSONNEL. At all times after the Closing Date, CDC shall cause Castle West to allow DCS and any agents of any DCS, upon reasonable advance notice to Castle West, access to all Books and Records of DCS which are transferred to Castle West in connection herewith, to the extent necessary or desirable in anticipation of, or preparation for, existing or future litigation, employment matters, tax returns or audits, or reports to or filings with governmental agencies or similar matters, during normal working hours at Castle West's principal places of business or at any location where such Books and Records are stored, and DCS shall have the right, at DCS's sole cost, to make copies of any such Books and Records. CDC shall cause Castle West to maintain such books and records for a period of no less than six years and, prior to the disposal or destruction thereof, shall give DCS reasonable notice of such pending disposal or destruction in order that DCS may retrieve such books and records from Castle West.

        15.3 FORMATION OF ENTITIES. Prior to the Closing, Castle will form and cause CDC to enter into and deliver this Agreement and to perform its obligations hereunder. At or prior to the Closing, assuming all of the other conditions precedent to Closing have been met, CDC and DCS shall form Castle West and cause Castle West to enter into and deliver this Agreement.

        15.4 EXHIBITS AND SCHEDULES. Castle and CDC each agrees to use its best efforts to negotiate, prepare and deliver final version of each of the Exhibits and Schedules contemplated by this Agreement in order that all such Exhibits and Schedules shall be finalized no later than March 23, 1998.

        15.5 RESERVATION OF SHARES. Prior to the Closing, Castle shall reserve for issuance out of its authorized but unissued shares, and thereafter keep so reserved, such number of shares of Common Stock which may be issuable from time to time upon the conversion of all of the capital stock of the Corporate B Members and the Corporate C Members in accordance with the terms of this Agreement. In addition, prior to the issuance of such shares, Castle shall use its best efforts to include for trading, or list, all of such shares on the Nasdaq National Market and on each securities exchange the shares of Common Stock are then listed.

        15.6 FURTHER ASSURANCES. At any time or from time to time after the Closing Date, CDC shall cause Castle West, at the request of DCS and at DCS's expense, to execute and deliver any further instruments or documents and take all such further action as DCS may reasonably request in order to consummate and make effective the contribution of the Assets and the assumption of the Assumed Obligations pursuant to this Agreement or any other transaction contemplated hereby. In the event that CDC fails for any reason to comply with any of its obligations hereunder or in any of its obligations under any ancillary documents executed in connection herewith, Castle hereby agrees, upon demand, to promptly perform such obligations as if such obligation were the direct obligation of Castle hereunder.

                                   ARTICLE XVI

                                   TERMINATION

        16.1 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

               (a) by the mutual written consent of Castle and DCS; or

               (b) by Castle or DCS in writing without liability on the part of the terminating party on account of such termination (provided the terminating party is not otherwise in default or in breach of this Agreement as to which liability shall continue), if the Closing Date shall not have occurred on or before March 31, 1998; or

               (c) by Castle and CDC, on the one hand, or DCS and the Members, on the other hand, in writing, without liability on the part of the terminating party on account of such termination (provided the terminating party is not otherwise in default or breach of this Agreement as to which liability shall continue), if the other party shall (i) fail to perform in any material respects its or their covenants or agreements contained herein required to be performed on or prior to the Closing Date, or (ii) breach or have breached any of its representations or warranties contained herein in any material respect.

        16.2 EFFECT ON OBLIGATIONS. Termination of this Agreement pursuant to this Article shall terminate all obligations of the parties hereunder, except for the obligations under Sections 18.7 and 18.10 hereof and the obligations set forth in the next succeeding sentence of this Section 16.2 and except as to any default or breach of this Agreement by any party. Upon any termination of this Agreement each party hereto shall return all documents, work papers and other material of any other party relating to the transactions contemplated hereby, and all copies of such materials, whether so obtained before or after the execution hereof, to the party furnishing the same.

                                  ARTICLE XVII

                          SURVIVAL AND INDEMNIFICATION

        17.1 INDEMNIFICATION OF DCS. Castle and CDC, from and after the Closing Date, jointly and severally, shall indemnify and hold DCS, Holdings, the Members and their respective officers, directors, employees, agents, members, stockholders, representatives and Affiliates (the "DCS Indemnitees") harmless from and against any and all damages (including, without limitation, exemplary damages and penalties, losses, deficiencies, costs, expenses, obligations, fines, expenditures, claims and liabilities, including reasonable counsel fees and reasonable expenses of investigation, defending and prosecuting litigation (collectively, the "Damages")), suffered by any DCS Indemnitee as a result of, caused by, arising out of, or in any way relating to (a) any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of Castle or CDC under this Agreement or any misrepresentation in or omission from any list, schedule, certificate, or other instrument furnished or to be furnished to DCS by CDC or Castle pursuant to the terms of this Agreement, (b) any liability or obligation (other than those for which Castle West is being indemnified by DCS hereunder) which pertains to the ownership, operation or conduct of the Business or Assets arising from any acts, omissions, events, conditions or circumstances occurring on or after the Closing Date or (c) any Assumed Obligation.

        17.2 INDEMNIFICATION OF CASTLE AND CDC. DCS, Holdings and the Members (other than the Holdings Member or Corporate C Member, as appropriate, holding the Class III Interest in Holdings), jointly and severally, shall indemnify and hold Castle West, Castle and CDC and their respective officers, directors, employees, agents, members, stockholders, representatives and Affiliates (the "Castle Indemnitees") harmless from and against any and all Damages suffered by any Castle Indemnitee as a result of, caused by, arising out of, or in any way relating to (a) any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of DCS under this Agreement or any misrepresentation in or omission from any list, schedule, certificate, or other instrument furnished or to be furnished to CDC by DCS pursuant to the terms of this Agreement, (b) any liability or obligation (other than those for which DCS is being indemnified by Castle West hereunder and other than those relating to, caused by, resulting from or arising from the Assumed Obligations) which pertains to the ownership, operation or conduct of the Business or Assets arising from any acts, omissions, events, conditions or circumstances occurring before the Closing Date or (c) Excluded Liabilities.

        17.3 INDEMNIFICATION OF CASTLE AND CDC. Each DCS Member and his or her Corporate B Member jointly and severally shall indemnify and hold harmless the Castle Indemnitees (with such obligation being joint and several only with respect to such DCS Member and his or her Corporate B Member, not with respect to any other Member, whose obligations are several and not joint), and each Holdings Member and his or her Corporate C Member jointly and severally shall indemnify and hold harmless the Castle Indemnitees (with such obligation being joint and several only with respect to such Holdings Member and his or her Corporate C Member, not with respect to any other Member, whose obligations are several and not joint) from and against any and all Damages suffered by any Castle Indemnitee as a result of, caused by, arising out of, or in any way relating to any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of such Member under this Agreement or any of the ancillary agreements contemplated hereby.

        17.4 LIMITATIONS ON INDEMNIFICATION. In no event shall (i) the aggregate joint and several liability of DCS, Holdings and the Members under this Agreement exceed 3.25 times the Adjusted Aggregate EBITDA (the "Ceiling Amount") or (ii) the aggregate liability of each Member under this Agreement, exceed that Member's Pro Rata Share of the Ceiling Amount. For purposes of determining the amount of Damages, no effect will be given to any resulting Tax benefit to any indemnified party. Notwithstanding the provisions of Section 17.1, neither Castle nor CDC shall be required to indemnify or hold harmless any of the DCS Indemnitees on account of any Damages unless the liability of Castle and CDC with respect to such Damages, when aggregated with the liability of Castle and CDC with respect to all other Damages, exceeds, and only to the extent the aggregate amount of all those Damages does exceed, $100,000. Notwithstanding the provisions of Sections 17.2 and 17.3, neither DCS, Holdings nor any Member shall be required to indemnify or hold harmless any of the Castle Indemnitees on account of any Damages unless the liability of DCS, Holdings and the Members with respect to such Damages, when aggregated with the liability of DCS, Holdings and the Members with respect to all other Damages, exceeds, and only to the extent the aggregate amount of all those Damages does exceed, $100,000.

        17.5 DEMANDS. Each indemnified party hereunder agrees that promptly upon its discovery of facts giving rise to a claim for indemnity under the provisions of this Agreement, including receipt by it of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, by any third party (such third party actions being collectively referred to herein as the "Claim"), with respect to any matter as to which it claims to be entitled to indemnity under the provisions of this Agreement, it will give prompt notice thereof in writing to the indemnifying party, together with a statement of such information respecting any of the foregoing as it shall have. Such notice shall include a formal demand for indemnification under this Agreement. The indemnifying party shall not be obligated to indemnify the indemnified party with respect to any Claim if the indemnified party failed to notify the indemnifying party thereof in accordance with the provisions of this Agreement in sufficient time to permit the indemnifying party or its counsel to defend against such matter and to make a timely response thereto including, without limitation, any responsive motion or answer to a complaint, petition, notice or other legal, equitable or administrative process relating to the Claim, only insofar as such failure to notify the indemnifying party has actually resulted in prejudice or damage to the indemnifying party.

        17.6 RIGHT TO CONTEST AND DEFEND. The indemnifying party shall be entitled at its cost and expense to contest and defend by all appropriate legal proceedings any Claim with respect to which it is called upon to indemnify the indemnified party under the provisions of this Agreement; provided, that notice of the intention so to contest shall be delivered by the indemnifying party to the indemnified party within 20 days from the date of receipt by the indemnifying party of written notice by the indemnified party of the assertion of the Claim. Any such contest may be conducted in the name and on behalf of the indemnifying party or the indemnified party as may be appropriate. Such contest shall be conducted by reputable counsel employed by the indemnifying party (subject to the approval of the indemnified party, such approval not to be unreasonably withheld), but the indemnified party shall have the right but not the obligation to participate in such proceedings and to be represented by counsel of its own choosing at its sole cost and expense. The indemnifying party shall have full authority to determine all action to be taken with respect thereto; provided, however, that the indemnifying party will not have the authority to subject the indemnified party to any obligation whatsoever, other than the performance of purely ministerial tasks or obligations not involving material expense. If the indemnifying party does not elect to contest any such Claim, the indemnifying party shall be bound by the result obtained with respect thereto by the indemnified party. At any time after the commencement of the defense of any Claim, the indemnifying party may request in writing the indemnified party to agree in writing to the abandonment of such contest or to the payment or compromise by the indemnified party of the asserted Claim, whereupon such action shall be taken unless the indemnified party determines that the contest should be continued, and so notifies the indemnifying party in writing within 15 days of such request from the indemnifying party. If the indemnified party determines that the contest should be continued, the indemnifying party shall be liable hereunder only to the extent of the amount that the other party to the contested Claim had agreed in writing unconditionally to accept in payment or compromise as of the time the indemnifying party made its request therefor to the indemnified party.

        17.7 COOPERATION. If requested by the indemnifying party, the indemnified party agrees to cooperate with the indemnifying party and its counsel in contesting any Claim that the indemnifying party elects to contest or, if appropriate, in making any counterclaim against the person asserting the Claim, or any cross-complaint against any person, and the indemnifying party will reimburse the indemnified party for any reasonable expenses incurred by it in so cooperating.

        17.8 RIGHT TO PARTICIPATE. The indemnified party agrees to afford the indemnifying party and its counsel the opportunity to be present at, and to participate in, conferences with all persons, including governmental authorities, asserting any Claim against the indemnified party or conferences with representatives of or counsel for such persons.

        17.9 PAYMENT OF DAMAGES. The indemnifying party shall pay to the indemnified party in immediately available funds any amounts to which the indemnified party may become entitled by reason of the provisions of this Agreement, such payment to be made within five days after any such amounts are finally determined either by mutual agreement of the parties hereto or pursuant to the final unappealable judgment of a court of competent jurisdiction.

        17.10 RIGHT OF SETOFF. Castle, CDC and Castle West shall have the right to set off any amounts owed by DCS, Holdings or any Member under this Article XVII against any amount Castle, CDC or Castle West may owe any such party pursuant to any section of this Agreement or any of the ancillary agreements contemplated hereby; provided, however, that neither CDC nor Castle shall be entitled to offset any such amounts against the payment of the B Merger Consideration payable, directly or indirectly, to the stockholders of the Corporate B Members in exchange for their interests in the Corporate B Members pursuant to the B Merger.

        17.11  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

               (a) Notwithstanding any investigation at any time made by or on behalf of any party hereto, the representations and warranties set forth herein and in any certificate delivered in connection herewith with respect to any of those representations and warranties will survive the Closing and the Closing Date until the day that is two years from the Closing Date, whereupon they will terminate and expire, except that the representations and warranties of the Stockholders which relate expressly or by necessary implication to Taxes will survive until the expiration of the applicable statutes of limitations (including all periods of extension and tolling).

               (b) After a representation and warranty has expired, as provided in Section 17.11(a), no claim for Damages may be made or prosecuted by any Person who would have been entitled to Damages on the basis of that representation and warranty prior to its termination and expiration, provided that no claim presented in writing for Damages to the Person or Persons from which or whom those damages are sought on the basis of that representation and warranty prior to its termination and expiration will be affected in any way by that termination and expiration.

               (c) Each party agrees that, with respect to the nonfulfillment of any covenant or agreement provided for herein, no claim for Damages may be made or prosecuted by any Person who otherwise would have been entitled to Damages on the basis of the failure of any party to perform that covenant or agreement if such claim shall not have been brought within two years of the date such covenant or agreement was required to be performed.

               (d) Other than as provided in (a) and (c) above, no claim for Damages may be made or prosecuted by any Person who otherwise would have been entitled to Damages if such claim shall not have been brought within two years of the Closing Date.

                                  ARTICLE XVIII

                                  MISCELLANEOUS

        18.1 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules) sets forth the entire understanding of the parties with respect to the subject matter hereof. Any previous agreements or understandings (whether oral or written) between the parties regarding the subject matter hereof are merged into and superseded by this Agreement.

        18.2 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors of the parties hereto; provided that (a) (except as permitted by and in accordance with the Shareholders' Agreement) this Agreement, including the representations and warranties herein, may not be assigned by DCS, Holdings or any Member without the prior written consent of Castle and CDC and (b) this Agreement, including the representations and warranties herein, may not be assigned by Castle or CDC to any Person without the prior written consent of Holdings unless
(i) such assignment is part of the sale, exchange or other disposition of all, or substantially all, of Castle's assets or securities or the merger of Castle with another person or entity or (ii) Holdings was afforded a "First Right to Negotiate" with regard to such assignment pursuant to the terms of the Castle West Limited Agreement. Any assignment in violation of this Section 18.2 shall not be effective to transfer any rights or obligations under this Agreement.

        18.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

        18.4 HEADINGS. The headings of the Articles, Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

        18.5 MODIFICATION AND WAIVER. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms or provisions of this Agreement may be waived in

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writing at any time by the party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar) or any subsequent application of such provision. No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

        18.6 NO THIRD PARTY BENEFICIARY RIGHTS. Except as provided in Article XVII, this Agreement is not intended to and shall not be construed to give any Person (other than the parties signatory hereto from time to time) any interest or rights (including, without limitation, any third party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

        18.7 EXPENSES. Except as otherwise provided in this Agreement, DCS, Holdings, each Member, Castle and CDC shall each pay all costs and expenses incurred by them or on their behalf in connection with this Agreement and the transactions contemplated hereby.

        18.8 NOTICE. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party shall be sufficiently given if delivered in person or sent by telecopier or registered or certified mail, postage prepaid, return receipt requested, or by recognized overnight courier, addressed as follows:

               if to CDC, to:

               Castle Dental Centers of California, Inc.
               1360 Post Oak Boulevard, Suite 1300
               Houston, Texas 77056-3021
               Fax No. (713)  513-1401

               with a copy to:

               John W. Menke, Esq.
               Boyer, Ewing & Harris
               Nine Greenway Plaza, Suite 3100
               Houston, Texas 77046
               Fax No. (713) 871-2024

               if to DCS or any Member to:

               Dental Consulting Services, LLC
               4392 West 132nd Street
               Hawthorne, California, 90250
               Attention:  Jeffrey D. Schechter, D.D.S., a Manager

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               with a copy to:

               Barry H. Lawrence, Esq.
               Kaye, Scholer, Fierman, Hayes & Handler, LLP
               1999 Avenue of the Stars, Suite 1600
               Los Angeles, California 90067
               Fax No. (310) 788-1200

or at such other address for a party as shall be specified by like notice, and such notice or communication shall be deemed to have been duly given as of the date so delivered, mailed or sent by telecopier.

        18.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regards to conflict of law rules thereof.

        18.10 CONFIDENTIALITY; PUBLICITY. The terms and conditions of this Agreement shall not be disclosed by any party hereto without the prior written consent of the other parties; provided, however, that Castle may disclose such information as is required to comply with the requirements of their lenders and to comply with applicable securities laws. Subject at all times to the limit in the immediately preceding sentence, no party hereto shall issue any press release or make any other public statement, in each case relating to or connected with or arising out of this Agreement or the matters contained herein, without first providing a copy of the text of such release to the other party hereto and giving such other party an opportunity to comment thereon.

        18.11 CONSENT TO JURISDICTION. Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto shall be brought in any federal or state court located in Harris County, Texas, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts for itself the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

        18.12 SEVERABILITY. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled.

        18.13 ENFORCEMENT. The parties hereto agree that the remedy at law for any breach of this Agreement is inadequate and that should any dispute arise concerning any matter hereunder following the Closing and only if the Closing occurs, this Agreement shall be enforceable in a court of equity

                                      -61-
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by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies which the parties hereto may have.

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        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.

                              CASTLE DENTAL CENTERS, INC.

                              By: /s/ JOHN M. SLACK
                              John M. Slack, Vice President and Chief Financial
                               Officer

                              CDC OF CALIFORNIA, INC.

                              /s/ JOHN M. SLACK
                              John M. Slack, Vice President and Chief Financial
                               Officer

                              CASTLE DENTAL CENTERS OF CALIFORNIA, L.L.C.

                              /s/ JOHN M. SLACK
                              John M. Slack, Vice President and Chief Financial
                               Officer

                              DENTAL CONSULTING SERVICES, LLC

                              /s/ JEFFREY D. SCHECHTER, D.D.S.
                              Jeffrey D. Schechter, D.D.S., a Manager

                              CASTLE WEST HOLDINGS, LLC

                              /s/ JEFFREY D. SCHECHTER, D.D.S.
                              Jeffrey D. Schechter, D.D.S., a Manager

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                              DCS MEMBERS

                              JEFFREY D. SCHECHTER, D. D.S.
                              Jeffrey D. Schechter, D.D.S., Individually

                              S. ALEXANDER SOLEIMANI, D.M.D.
                              S. Alexander Soleimani, D.M.D., Individually

                              MARTIN SCHECHTER, D. D.S.
                              Martin Schechter, D.D.S., Individually

                              ELLIOT SCHLANG, D. D.S.
                              Elliot Schlang, D.D.S., Individually

                              DENTAL ADVISORY GROUP, LLC

                              /s/ TIMOTHY REGAS
                              Timothy Regas, Managing Member

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                              HOLDINGS MEMBERS

                              JEFFREY D. SCHECHTER, D. D.S.
                              Jeffrey D. Schechter, D.D.S., Individually

                              S. ALEXANDER SOLEIMANI, D.M.D.
                              S. Alexander Soleimani, D.M.D., Individually

                              MARTIN SCHECHTER, D. D.S.
                              Martin Schechter, D.D.S., Individually

                              ELLIOT SCHLANG, D. D.S.
                              Elliot Schlang, D.D.S., Individually

                              DENTAL ADVISORY GROUP, LLC

                              /s/ TIMOTHY REGAS
                              Timothy Regas, Managing Member

                              JULIE D'AGUANNO
                              Julie D'Aguanno, Individually

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                              CORPORATE B MEMBERS

                              JDS-B CORPORATION

                              /s/ JEFFREY D. SCHECHTER, D.D.S.
                              Jeffrey D. Schechter, D.D.S., President

                              SAS-B CORPORATION

                              /s/ S. ALEXANDER SOLEIMANI, D.M.D.
                              S. Alexander Soleimani, D.M.D., President

                              MART-B CORPORATION

                              /s/ MARTIN SCHECHTER, D.D.S.
                              Martin Schechter, D.D.S., President

                              ES-B CORPORATION

                              /s/ ELLIOT SCHLANG, D.D.S.
                              Elliot Schlang, D.D.S., President

                              DAG-B CORPORATION

                              /s/ TIMOTHY REGAS
                              Timothy Regas, President

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                               CORPORATE C MEMBERS

                               JDS-C CORPORATION

                               /s/ JEFFREY D. SCHECHTER, D.D.S.
                               Jeffrey D. Schechter, D.D.S., President

                               SAS-C CORPORATION

                               /s/ S. ALEXANDER SOLEIMANI, D.M.D
                               S. Alexander Soleimani, D.M.D., President

                               MART-C CORPORATION

                               /s/ MARTIN SCHECHTER, D.D.S.
                               Martin Schechter, D.D.S., President

                               EL-S-C CORPORATION

                               /s/ ELLIOT SCHLANG, D.D.S.
                               Elliot Schlang, D.D.S., President

                               DAG-C CORPORATION

                               /s/ TIMOTHY REGAS
                               Timothy Regas, President

                               JUL-C CORPORATION

                               By: /s/ JULIE D'AGUANNO
                               Julie D'Aguanno, President


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